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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        THE MERIDIAN RESOURCE CORPORATION
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                        THE MERIDIAN RESOURCE CORPORATION
                         1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077

                  NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

     To the Shareholders of The Meridian Resource Corporation:

     The 2007 Annual Meeting of Shareholders of The Meridian Resource Corporation (the "Company") will be held on June 21, 2007, at 3:00 p.m. Houston time, at The West Lake Club, 570 West Lake Park Boulevard, Houston, Texas, for the following purposes:

     1. To elect persons to serve on the Company's Board of Directors as follows:

          - To elect three persons to serve as Class II Directors on the Company's Board of Directors, to hold office until the 2010 Annual Meeting of Shareholders or until such person's successor shall be duly elected and qualified.

          - To elect one person to serve as an additional Class I Director on the Company's Board of Directors, to hold office until the 2009 Annual Meeting of Shareholders or until such person's successor shall be duly elected and qualified.

     2. To approve adoption of The Meridian Resource Corporation 2007 Long-Term Incentive Plan.

     3. To approve the material terms of the performance criteria for performance awards under The Meridian Resource Corporation 2007 Long-Term Incentive Plan.

     4. To transact such other business as may properly come before the meeting.

     Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors has fixed the close of business on April 24, 2007, as the record date for determination of shareholders who are entitled to notice of and to vote either in person or by proxy at the 2007 Annual Meeting of Shareholders and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

     Each shareholder of the Company is receiving a copy of the 2007 Annual Report to Shareholders (the "Annual Report") with this Proxy Statement. If you did not receive a copy of the Annual Report, you should contact Lance Weaver at the Company at (281) 597-7000 and the Company will send a copy of the Annual Report to you free of charge.

                       By Order of the Board of Directors

                              Joseph A. Reeves, Jr.
                            Chairman of the Board and
                             Chief Executive Officer

April 30, 2007

                        THE MERIDIAN RESOURCE CORPORATION
                                 PROXY STATEMENT
                               GENERAL INFORMATION


     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by order of the Board of Directors of The Meridian Resource Corporation (the "Company", "Meridian", "we", "us" or "our") to be voted at the 2007 Annual Meeting of Shareholders (the "Meeting"), to be held at the time and place and for the purposes set forth in the accompanying notice. Such notice, this Proxy Statement and the form of Proxy are being mailed to shareholders on or about May 9, 2007.


     We will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation made hereby, proxies also may be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. We will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     All duly executed proxies we receive prior to the Meeting will be voted in accordance with the choices specified on the proxy, unless revoked in the manner provided in this Proxy Statement. As to any matter for which no choice has been specified in a proxy, the shares represented by the proxy will be voted by the persons named in the proxy (i) "FOR" the election as director of the nominees listed in this Proxy Statement, (ii) "FOR" approval of the proposal to adopt The Meridian Resource Corporation 2007 Long-Term Incentive Plan (the "2007 Long-Term Incentive Plan"), (iii) "FOR" approval of the material terms of the performance criteria for performance awards under the 2007 Long-Term Incentive Plan and (iv) in the discretion of such persons, in connection with any other business that may properly come before the Meeting. A shareholder of the Company who has executed and returned a proxy may revoke it at any time prior to the exercise thereof by written notice to the Secretary of the Company at the above address of the Company, by the execution and delivery of a later dated proxy, or by attendance at the Meeting and voting their shares in person.

     As of the close of business on April 24, 2007, the record date ("Record Date") for determining shareholders entitled to vote at the Meeting, we had outstanding and entitled to vote 89,355,687 shares of Common Stock, $.01 par value ("Common Stock"). The outstanding shares of Common Stock are the only shares of our capital stock entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be acted on at the Meeting.

     The holders of a majority of the outstanding shares of Common Stock as of the Record Date, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting as to any matter for which all of the Common Stock is entitled to vote. If your shares are held in the name of a broker, banker or nominee, you will be asked for instructions on how you would like the shares to be voted. Under New York Stock Exchange rules, if you do not provide instructions on how to vote shares, your broker, banker or nominee may vote shares with respect to the proposal for the election of directors, but may not vote shares with respect to any of the other proposals described above. These "broker non-votes" will be considered present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be counted as voted for or against a proposal.

     The mailing address of the Company's principal executive office is 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

ELECTION OF CLASS II DIRECTORS

     Three directors will be elected by the holders of the Common Stock at the Meeting to serve as the Class II Directors of the Company's Board of Directors until the 2010 Annual Meeting of Shareholders or until such person's successor shall be duly elected. The Board of Directors recommends the election of E.L. Henry, Joe E. Kares and Gary A. Messersmith as the Class II Directors. Each of Messrs. Henry, Kares and Messersmith are current directors of the Company whose term expires as of the date of the Meeting.

     Unless contrary instructions are set forth in the proxies, it is intended that each person executing a proxy will vote all shares represented by such proxy for the election of each of Messrs. Henry, Kares and Messersmith as a director. Should any of Messrs. Henry, Kares or Messersmith become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that any of Messrs. Henry, Kares or Messersmith will be unable or unwilling to serve if elected.

     There are currently three Class II directorships up for election. A nominee for director receiving a plurality of votes cast at the Meeting and entitled to be cast for such nominee will be elected as director. Abstentions and broker non-votes will not be treated as a vote for or against a particular director and will not affect the outcome of the election of directors.

ELECTION OF CLASS I DIRECTOR

     In addition to the two persons currently serving as Class I Directors, one director will be elected by the holders of the Common Stock at the Meeting to serve as an additional Class I Director of the Company's Board of Directors until the 2009 Annual Meeting of Shareholders or until such person's successor shall be duly elected. The Board of Directors recommends the election of Dr. C. Mark Pearson as the additional Class I Director. In accordance with the Company's Bylaws, the Board appointed Dr. Pearson in November 2006 to fill the vacancy created by the resignation from the Board of James R. Montague in March 2006. Unless contrary instructions are set forth in the proxies, it is intended that each person executing a proxy will vote all shares represented by such proxy for the election of Dr. Pearson as a Class I Director. Should Dr. Pearson become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that Dr. Pearson will be unable or unwilling to serve if elected.

     There is currently one Class I directorship up for election. A nominee for director receiving a plurality of votes cast at the Meeting and entitled to be cast for such nominee will be elected as director. Abstentions and broker non-votes will not be treated as a vote for or against a particular director and will not affect the outcome of the election of directors.

     THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NOMINEE FOR DIRECTOR.

                                    DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall be classified into three classes: Class I Directors, Class II Directors and Class III Directors. Each class serves for a term of three years or until a director's successor is duly elected and qualified.

     Set forth below is certain information concerning the current directors of the Company, with each person's business experience for at least the past five years.

                                                                                               EXPIRATION
                                               PRESENT POSITIONS                    DIRECTOR   OF PRESENT
         NAME           AGE                     WITH THE COMPANY                      SINCE       TERM
         ----           ---                    -----------------                    --------   ----------
E. L. Henry              71   Class II Director (1)                                   1998         2007
Joe E. Kares             63   Class II Director                                       1990         2007
Gary A. Messersmith      58   Class II Director                                       1997         2007
Joseph A. Reeves, Jr.    60   Class III Director, Chairman of the Board and Chief     1990         2008
                              Executive Officer (2)
Michael J. Mayell        59   Class III Director and President (2)                    1990         2008
Fenner R. Weller, Jr.    55   Class III Director (3)                                  2004         2008
David W. Tauber          57   Class I Director (4)                                    2004         2009
John B. Simmons          54   Class I Director (5)                                    2004         2009
C. Mark Pearson          51   Class I Director (1)                                    2006         2007

(1)  Member of the Board Affairs Committee and the Compensation Committee.

(2) Member of the Executive Committee and Directors' Stock Option Plan Administration Committee.

(3)  Member of the Audit Committee and the Compensation Committee.

(4)  Member of the Audit Committee and the Board Affairs Committee.

(5)  Member of the Audit Committee.

     E. L. Henry was a partner with the law firm of Adams and Reese L.L.P. in Baton Rouge, Louisiana from 1987 until his retirement in 2001. Since 2001, he has been employed by Adams & Reese L.L.P. on a contract basis. Mr. Henry was formerly Commissioner of the Division of Administration for the State of Louisiana from 1980 through 1984, a member of the Louisiana House of Representatives from 1968 through 1980 and Speaker of the Louisiana House of Representatives from 1972 through 1980.

     Joe E. Kares has been a partner with the public accounting firm of Kares & Cihlar in Houston, Texas since 1980.

     Gary A. Messersmith has been a Member of the law firm of Looper, Reed & McGraw, a Professional Corporation, in Houston, Texas since 2001, and from 1982 to 2001 was a partner with the law firm of Fouts & Moore, L.L.P. in Houston, Texas.

     Joseph A. Reeves, Jr. is Chairman of the Board and Chief Executive Officer of the Company. Mr. Reeves, along with Mr. Mayell, founded the Company's predecessor company,

Texas Meridian Resources, Ltd. ("TMR"), during 1988 and from that time to the present has held these positions with The Meridian Resource Corporation.

     Michael J. Mayell is President and Chief Operating Officer and was, along with Mr. Reeves, a co-founder of Meridian. Prior to assuming such positions with the Company, Mr. Mayell held similar positions with TMR from 1988 until 1990.

     Fenner R. Weller, Jr. has been a general partner of Weller, Anderson, & Co., Ltd., a securities firm, since 1995.

     David W. Tauber has served as owner/principal of Tauber Oil Company, a marketer of fuel oil and carbon black located in Houston, Texas, since 1984.

     John B. Simmons served as Vice Chairman and Chief Executive Officer of Stewart & Stevenson, LLC, a manufacturer, service provider and distributor of industrial and energy related equipment, from January 2006 to January 2007. He served as Senior Vice President, Treasurer and Chief Financial Officer of Stewart & Stevenson Services, Inc. from 2002 until 2006, and as their Controller and Chief Accounting Officer from 2001 to 2002. From 1997 to 2000, Mr. Simmons was Vice President and Chief Financial Officer of Cooper Energy Services, a provider of power and compression equipment.

     C. Mark Pearson was appointed to the Board in November 2006. Dr. Pearson has been President and Chief Executive Officer of Golden Energy Partners, an independent oil and gas production company based in Denver, Colorado, or its predecessor, since its formation in September 2005. Previously, he was President and Chief Executive Officer of Carbo Ceramics Inc., an oilfield product and service company, from April 2001 to December 2005 and Vice President, Marketing & Technology for Carbo Ceramics from March 1997 to 2001. Dr. Pearson was Associate Professor of Petroleum Engineering at the Colorado School of Mines from 1995 to March 1997. He held a variety of technical and management positions with Atlantic Richfield Company (ARCO) from 1984 to 1995.

                                  PROPOSAL TWO
                  APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN

GENERAL

     Our 1997 Long-Term Incentive Plan (the "1997 Plan") will expire by its terms on May 1, 2007. The Company's 1990 Stock Option Plan (the "1990 Plan") is currently in effect, although no awards have been granted under that plan since 2001. On April 25, 2007, our Board of Directors adopted the 2007 Long-Term Incentive Plan, subject to approval by the Company's stockholders. If the 2007 Long-Term Incentive Plan is approved, the 1990 Plan would be frozen and no future grants under such plan will be permitted. Only the 2007 Long-Term Incentive Plan would be available for future grants.

     Since its inception, the Company has recognized the importance of aligning the interests of its employees with those of its shareholders. The 2007 Long-Term Incentive Plan reflects this fact by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates.

     The 2007 Long-Term Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), which is comprised exclusively of non-employee, independent directors. The 2007 Long-Term Incentive Plan provides for the granting of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance stock awards and performance unit awards. Certain awards under the 2007 Long-Term Incentive Plan may be paid in cash or in Common Stock, as determined by the Compensation Committee. The Compensation Committee has exclusive authority to select the participants to whom awards may be granted, and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2007 Long-Term Incentive Plan.

     The following summary of the material features of the 2007 Long-Term Incentive Plan is qualified by reference to the copy of the 2007 Long-Term Incentive Plan that is attached as Exhibit A to this proxy statement.

GENERAL TERMS

     The aggregate number of shares of Common Stock authorized for grant under the 2007 Long-Term Incentive Plan is 4,000,000. Each share of Common Stock that is subject to an award counts as one share of Common Stock against the aggregate number.

     Generally, if an award granted under the 2007 Long-Term Incentive Plan is forfeited or cancelled for any reason or is settled in cash in lieu of shares, the shares allocable to the forfeited or cancelled portion of the award may again be subject to an award granted under the 2007 Long-Term Incentive Plan. If shares are delivered to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available under the 2007 Long-Term Incentive Plan and will count against the aggregate number of shares available under the 2007 Long-Term Incentive Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will not be added to the aggregate number of shares available under the 2007 Long-Term Incentive Plan and will count against the aggregate number of shares available under the 2007 Long-Term Incentive Plan.

     Any key employee of the Company or one of its affiliates is eligible for awards under the 2007 Long-Term Incentive Plan.

     The Compensation Committee may amend the terms of the 2007 Long-Term Incentive Plan at any time, subject to the stockholder approval requirements of the NYSE and other rules and regulations applicable to the Company.

     Awards granted under the 2007 Long-Term Incentive Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder's lifetime only by the holder.

     In case of certain corporate acquisitions by the Company, awards may be granted under the 2007 Long-Term Incentive Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of the Company or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the 2007 Long-Term Incentive Plan to such extent as the Board may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

     The Compensation Committee may establish certain performance goals applicable to performance awards granted under the 2007 Long-Term Incentive Plan.

     The 2007 Long-Term Incentive Plan will continue indefinitely until it is terminated pursuant to its terms.

     OPTIONS

     For options granted under the 2007 Long-Term Incentive Plan, the Compensation Committee will specify the exercise price, size and term, subject to the terms of the 2007 Long-Term Incentive Plan, and will further determine the option's vesting schedule and any exercise restrictions. The Compensation Committee also will specify whether the option is intended to be a nonqualified stock option ("NSO") or incentive stock option ("ISO"). Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant. The aggregate number of shares of Common Stock with respect to which ISOs may be granted under the 2007 Long-Term Incentive Plan is 200,000, and the aggregate number of shares of Common Stock with respect to which NSOs may be granted under the 2007 Long-Term Incentive Plan is 1,000,000. The maximum number of shares with respect to which options may be granted to an employee during any fiscal year is 1,000,000.

     The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer, or (iii) by any other form of payment which is acceptable to the Compensation Committee. The Compensation Committee may also permit a holder to pay the exercise price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the shares of Common Stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and applicable tax withholding.

     All options granted under the 2007 Long-Term Incentive Plan will be granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time the option is granted.

     The 2007 Long-Term Incentive Plan prohibits any repricing of options after their grant, other than in connection with a stock split or the payment of a stock dividend.

     SARS

     Subject to the terms and conditions of the 2007 Long-Term Incentive Plan, a SAR entitles its holder to receive an amount equal to the excess of (a) the fair market value of one share of Common Stock of the Company on the date of exercise of the SAR over (b) the grant price of the SAR. All SARs granted under the 2007 Long-Term Incentive Plan must have a grant price equal to or greater than the fair market value of the Common Stock at the time the SAR is granted. The maximum number of shares to which a SAR can be granted to an employee during any fiscal year is 1,000,000.

     The Compensation Committee may determine the term of any SAR, so long as that term does not exceed 10 years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder's termination of employment or other severance of service with the Company.

     Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR by
(ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in stock of equivalent value, in some combination thereof, or in any other manner that may be approved by the Compensation Committee.

     RESTRICTED STOCK

     The Compensation Committee may grant restricted stock to any eligible persons selected by it. The amount of an award of restricted stock, and any vesting or transferability provisions relating to such an award, are determined by the Compensation Committee in its sole discretion.

     Subject to the terms and conditions of the 2007 Long-Term Incentive Plan, each recipient of a restricted stock award will have the rights of a stockholder of the Company with respect to the shares of restricted stock included in the restricted stock award during any period of restriction established for the restricted stock award. Dividends paid with respect to restricted stock (other than dividends paid by means of shares of Common Stock or rights to acquire shares of Common Stock) will be paid to the holder of restricted stock currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock will be added to and become a part of the holder's restricted stock.

     RESTRICTED STOCK UNIT AWARDS

     The Compensation Committee determines the material terms of restricted stock unit awards, including the vesting schedule and any transferability restrictions or other conditions applicable to the award, which may include the attainment of specified performance objectives described below.

     A restricted stock unit award is similar in nature to a restricted stock award except that, in the case of a restricted stock unit, no shares of Common Stock are actually transferred to a holder until a later date as specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of Common Stock.

     Payment under a restricted stock unit award will be made in either cash or shares of Common Stock, as specified in the applicable award agreement. Any payment under a restricted stock award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted stock unit is no longer subject to a "substantial risk of forfeiture" (as that term is defined in the 2007 Long-Term Incentive Plan) or (ii) at a time that is permissible under section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

     In its discretion, the Compensation Committee may specify that the holder of a restricted stock unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted stock units may be determined by the Compensation Committee at the time of grant.

     PERFORMANCE AWARDS

     The Compensation Committee determines the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured. For each type of performance award that is payable in cash, a maximum cash value of $10,000,000, determined as of the time of grant, can be paid to an employee during any fiscal year. For each type of performance award that is payable in Common Stock, the maximum number of shares of Common Stock, determined at the time of grant, that may be awarded to an employee during any fiscal year is 1,000,000.

     Performance stock awards are payable only in Common Stock. Performance unit awards are payable in cash or shares of Common Stock, or a combination of cash and shares of Common Stock. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a "substantial risk of forfeiture" (as that term is defined in the 2007 Long-Term Incentive Plan) or (ii) at a time that is permissible under section 409A of the Code.

     Subject to the terms and conditions of the 2007 Long-Term Incentive Plan, each holder of a performance stock award will have all the rights of a stockholder with respect to the shares of Common Stock issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture and restrictions on transfer. These rights include the right to vote such shares.

     Any performance goal for a particular performance stock award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25 percent of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.

     Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.

EFFECT OF CERTAIN TRANSACTIONS AND CHANGE OF CONTROL

     The 2007 Long-Term Incentive Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in the Company's outstanding Common Stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend, or other relevant changes to the Company's capital structure. For any award granted under the 2007 Long-Term Incentive Plan, the Compensation Committee may specify the effect of a change in control of the Company with respect to that award.

AWARDS CURRENTLY CONTEMPLATED UNDER THE 2007 LONG-TERM INCENTIVE PLAN AND EFFECT ON PRIOR INCENTIVE PLANS

     Our 1997 Plan will expire by its terms on May 1, 2007. Certain long-term incentive awards have been granted under the 1997 Plan to employees and directors of the Company during the first quarter of 2007.

     No awards are currently contemplated under the 2007 Long-Term Incentive Plan and there is no intention to grant additional awards to existing employees and directors during 2007, except in connection with the hiring of certain new employees, a promotion or other significant change in responsibility or extraordinary circumstances. Because the Board has not yet considered the issuance of awards under the 2007 Long-Term Incentive Plan, the benefits or amounts that will be received by or allocated to various recipients under the 2007 Long-Term Incentive Plan are not currently determinable. Further, because the issuance of awards under the 2007 Long-Term Incentive Plan is wholly in the discretion of the Board, it is impossible to determine the specific benefits or awards that would have been granted under the 2007 Long-Term Incentive Plan if it had been in effect for the fiscal year ended December 31, 2006. If any stock-based awards had been granted under the 2007 Long-Term Incentive Plan on March 30, 2007, the last business and trading day of the first quarter, the value of such awards would have been based on a NYSE closing price of $2.41 per share of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards pursuant to the 2007 Long-Term Incentive Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2007 Long-Term Incentive Plan, nor does it address state, local, or non-U.S. taxes.

     OPTIONS, SARS, RESTRICTED STOCK UNITS, PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

     A participant generally is not required to recognize income on the grant of an option, a SAR, a restricted stock unit, a performance stock award or a performance unit award. Instead, ordinary income generally is required to be recognized on the date an NSO or SAR is exercised, or in the case of a restricted stock unit, performance stock award or performance unit award, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is:
(a) in the case of an NSO, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance stock awards or performance unit awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

     ISOS

     A participant generally will not be required to recognize any taxable income as a result of the exercise of an ISO; however, the difference between the exercise price and the fair market value of the shares of the Company's Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. Subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the option will be treated as the exercise of a NSO.

     On the sale of the shares acquired through exercise of an ISO (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss). With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the exercise price paid for the shares.

     If the participant sells the shares acquired upon exercise of an ISO before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the participant will be treated as having received, at the time of sale, compensation taxable as ordinary income. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the exercise price paid for the shares and the compensation income reported at the time of sale of the shares.

     RESTRICTED COMMON STOCK

     Unless a participant who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted Common Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted Common Stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

     GAIN OR LOSS ON SALE OR EXCHANGE OF SHARES

     In general, gain or loss from the sale or exchange of shares granted or awarded under the 2007 Long-Term Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

     DEDUCTIBILITY BY THE COMPANY

     In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see "Performance Based Compensation" and "Parachute Payments" below). The Company will not be entitled to a deduction with respect to an ISO if the participant does not sell the shares he buys under the option within two years from the date of grant of the option or within one year from the date he buys stock under the option.

     PERFORMANCE BASED COMPENSATION

     In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 2007 Long-Term Incentive Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2007 Long-Term Incentive Plan has been designed so that the Compensation Committee, in its discretion, may grant qualifying exempt performance-based awards under the 2007 Long-Term Incentive Plan.

     PARACHUTE PAYMENTS

     Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

     WITHHOLDING

     Awards under the 2007 Long-Term Incentive Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

     SECTION 409A

     Awards of restricted stock units, performance stock awards or performance unit awards under the 2007 Long-Term Incentive Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of section 409A of the Code on the taxation of these types of awards. Generally, to the extent that deferrals under these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the 2007 Long-Term Incentive Plan will be designed and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN. Approval of the 2007 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the 2007 Long-Term Incentive Plan. Under New York Stock Exchange rules, this proposal is a "non-routine" matter and as such, any shares which are held in the name of a broker, bank or nominee will require instructions from you on how the shares should be voted. If instructions are not provided by you, then the broker, bank or nominee cannot vote the shares. Such broker non-votes will not be counted as voted for or against this proposal and thus will not have any effect on the outcome of this proposal. Shares that are represented at the Meeting but abstain from voting will be counted as shares entitled to vote on the proposal and will have the same effect as a vote "AGAINST" the proposal.

                                 PROPOSAL THREE
             APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA
         FOR PERFORMANCE AWARDS UNDER THE 2007 LONG-TERM INCENTIVE PLAN

     The Company's stockholders are being asked to approve the material terms of the performance criteria that may apply to performance awards granted under the 2007 Long-Term Incentive Plan. This approval is necessary to preserve the Company's federal income tax deduction for performance-based compensation paid to certain executive officers under section 162(m) of the Code.

BACKGROUND

     Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based and (3) the maximum amount payable to an employee upon attainment of a goal.

     Performance awards under the 2007 Long-Term Incentive Plan may be granted to key employees of the Company and its subsidiaries and affiliates.

     Under the 2007 Long-Term Incentive Plan, performance stock awards and performance unit awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the business strategy and align executives' and other key employees' interests with stockholder interests. Performance goals will be based on one or more of the following business criteria: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios.

     Achievement of the goals may be measured:

     -    individually, alternatively, or in any combination;

     - with respect to the Company, one or more business units, or any combination of the foregoing;

     - on an absolute basis or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

     - by including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), and other applicable accounting rules, or consistent with the Company's accounting policies and practices on the date the Compensation Committee establishes the goals.

     Under the 2007 Long-Term Incentive Plan, performance stock award grants for any person are limited to 1,000,000 shares of Common Stock in each fiscal year of the Company. The maximum number of shares of Common Stock for which performance unit awards payable in Common Stock may be granted to any person in each fiscal year of the Company is 1,000,000. The maximum value of performance unit awards payable in cash that may be granted to any person during each fiscal year of the Company, determined as of the date of grant, is $10,000,000.

     A description of the 2007 Long-Term Incentive Plan is set forth above in Proposal Two of this proxy statement.

     No performance stock awards or performance unit awards will be granted under the 2007 Long-Term Incentive Plan unless the Company's shareholders approve this Proposal Three.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PERFORMANCE AWARDS UNDER THE 2007 LONG-TERM INCENTIVE PLAN. Approval of the material terms of the performance criteria for performance awards under the 2007 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the material terms of the performance criteria for performance awards. Under New York Stock Exchange rules, this proposal is a "non-routine" matter and as such, any shares which are held in the name of a broker, bank or nominee will require instructions from you on how the shares should be voted. If instructions are not provided by you, then the broker, bank or nominee cannot vote the shares. Such broker non-votes will not be counted as voted for or against this proposal and thus will not have any effect on the outcome of this proposal. Shares that are represented at the Meeting but abstain from voting will be counted as shares entitled to vote on the proposal and will have the same effect as a vote "AGAINST" the proposal.

                CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

     The business and affairs of the Company are managed under the direction of the Board of Directors to enhance the long-term value of the Company for its shareholders. In exercising its authority to direct, the Board of Directors recognizes that the long-term interests of its shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board of Directors in fulfilling its responsibilities, it has adopted certain Corporate Governance Principles (the "Principles"), a copy of which is posted on our web site at www.tmrx.com. As set forth in the Principles, our Board of Directors will schedule regular executive sessions where non-management directors meet without management participation. The chairman of the Board Affairs Committee and the chairman of the Compensation Committee preside on an alternating basis at each executive session.

     We are committed to having sound corporate governance principles. Any shareholder may obtain free of charge a printed copy of our Corporate Governance Principles and our Code of Ethics and Business Conduct by sending a written request to 1401 Enclave Parkway, Suite 300, Houston, Texas 77077. This material may also be obtained from our website at www.tmrx.com.

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

     The Board Affairs Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Board Affairs Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board Affairs Committee will consider various potential candidates for director. Candidates have in the past come to the attention of the Board of Directors or the Board Affairs Committee through current Board of Directors members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Board Affairs Committee, and may be considered at any point during the year. In evaluating such nominations, the Board Affairs Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors in accordance with the Guidelines for the Selection of Non-Employee Directors as adopted by the Board of Directors.

     Under the Company's Bylaws, a shareholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a shareholder meeting. Nominations for director may be made by shareholders only after compliance with the procedures set forth in our Bylaws. The following summary is qualified in its entirety by reference to the full text of our Bylaws.

     Written notice of a shareholder's intent to make such a nomination must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A shareholder's notice to us shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation thereto, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, (iv) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder and (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

NOMINATION OF DR. PEARSON

     With regard to Dr. C. Mark Pearson, the nominee who was added to the Board in November 2006 and approved by the Board for inclusion in the list of nominees to be elected at the Meeting, the Board Affairs Committee's nominating process consisted of collecting resumes of persons suggested by various members of the Board for consideration, circulating those resumes among all Board members and then reaching a consensus as to which persons should be contacted for further interviews with members of the Board. Dr. Pearson was initially contacted by the Chief Executive Officer, and was nominated after consultation with, and with the consensus of, the full Board.

BOARD INDEPENDENCE

     The Board of Directors has affirmatively determined that Messrs. Henry, Tauber, Simmons, Weller and Pearson are independent within the meaning of our director independence standards, which reflect exactly the New York Stock Exchange ("NYSE") director independence standards, and have no current material relationship with the Company, except as a director.

CODE OF CONDUCT

     In addition to our Corporate Governance Principles, the Board of Directors has adopted a Code of Ethics and Business Conduct for its directors, officers and employees, copies of each of which are posted on our web site at www.tmrx.com.

INVESTOR INFORMATION

     Any shareholder may obtain free of charge a printed copy of our Corporate Governance Principles, Code of Ethics and Business Conduct, and charters for the Audit, Board Affairs and Compensation Committees of the Board of Directors, by sending a written request to 1401 Enclave Parkway, Suite 300, Houston, Texas 77077. This material may also be obtained from our website at www.tmrx.com.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

     The Board of Directors currently has an Executive Committee, an Audit Committee, a Directors' Stock Plan Administration Committee, a Board Affairs Committee and a Compensation Committee.

     AUDIT COMMITTEE

     We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of John B. Simmons, who serves as chairman, David W. Tauber and Fenner R. Weller, Jr., each of whom the Board of Directors has determined is "independent" within the meaning of the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Simmons is an audit committee financial expert as defined in applicable SEC and NYSE rules. The Board of Directors has adopted an Amended and Restated Audit Committee Charter, a copy of which is posted on our web site at www.tmrx.com.

     The functions of the Audit Committee are to assist the Board of Directors and as required by law, regulation and Board of Directors directive, to act on behalf of the Board of Directors, in its oversight of:

     -    the integrity of our financial statements;

     -    our compliance with legal and regulatory requirements;

     - the engagement of our independent auditors and their qualifications and independence; and

     - the performance of our internal audit function and independent auditors.

     Seven Audit Committee meetings were held in 2006. The 2006 Report of our Audit Committee is set out below under the caption "Audit Committee Report."

     BOARD AFFAIRS COMMITTEE

     The Board Affairs Committee is comprised of David W. Tauber and E.L. Henry, each of whom served throughout 2006, and C. Mark Pearson, who was added to the Board Affairs Committee in March 2007. The Board of Directors has determined that each of Messrs. Tauber, Henry and Pearson is "independent" within the meaning of the rules of the NYSE. The Board Affairs Committee is governed by a written charter, a copy of which is posted on the Company's web site at www.tmrx.com. The Board of Directors has also adopted Corporate Governance Principles to be followed by the Board Affairs Committee, and has adopted a Code of Ethics and Business Conduct for its directors, officers and employees, copies of each of which are posted on the Company's web site at www.tmrx.com.

     The functions of the Board Affairs Committee are:

     -    to monitor compliance with good corporate governance standards;

     - to identify individuals qualified to become Board of Directors members;

     - to recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings;

     - to recommend to the Board of Directors committee appointments for directors;

     - to review and make recommendations to the Board of Directors regarding non-employee director compensation;

     - to process and review any notices of fraud reported by employees and others; and

     - to develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company.

     Three Board Affairs Committee meetings were held in 2006.

     COMPENSATION COMMITTEE

     The Compensation Committee is comprised of E.L. Henry, serving as chairman, and Fenner R. Weller, Jr., each of whom served throughout 2006, and C. Mark Pearson, who was added to the Compensation Committee in March 2007. The Board of Directors has determined that each of Messrs. Tauber, Henry and Pearson is "independent" within the meaning of the rules of the NYSE. The Compensation Committee is governed by a written charter, a copy of which is posted on the Company's web site at www.tmrx.com.

     The functions of the Compensation Committee are to discharge the Board of Director's responsibilities relating to the evaluation and compensation of the Company's executive officers, including the Chief Executive Officer, the President and Chief Operating Officer and other senior executives. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding the executive compensation policies and programs that support our overall business strategy. In addition, the Compensation Committee is also charged with making recommendations to the Board of Directors regarding succession planning and development for senior executives and positions as needed.

     Ten Compensation Committee meetings were held in 2006.

     DIRECTORS' STOCK OPTION PLAN ADMINISTRATION COMMITTEE

     The Directors' Stock Option Plan Administration Committee is comprised of Messrs. Reeves and Mayell and is responsible for administering the Company's Non-Employee 2006 Director Incentive Plan. Two Directors' Stock Plan Administration Committee meetings were held in 2006.

     EXECUTIVE COMMITTEE

     The Executive Committee is comprised of Messrs. Reeves and Mayell and is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. Twelve meetings of the Executive Committee were held in 2006.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS AND THE ANNUAL MEETING OF
SHAREHOLDERS

     The Board of Directors held nine meetings during the year ended December 31, 2006. In 2006, each director, during the periods that he served, attended at least 75% of the total combined number of meetings held by the Board of Directors and by the committees on which each such director served.

     In accordance with our Corporate Governance Principals, it is expected that each member of our Board of Directors will make every effort to attend each Annual Meeting of Shareholders. Two directors attended the 2006 Annual Meeting of Shareholders.

                             AUDIT COMMITTEE REPORT

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2006.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with

Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

                            John B. Simmons, Chairman
                                 David W. Tauber
                              Fenner R. Weller, Jr.

                          COMMUNICATIONS WITH THE BOARD

     Any shareholder or other interested party wishing to send written communications to any one or more of the Company's Board of Directors may do so by sending them in care of Investor Relations at 1401 Enclave Parkway, Suite 300, Houston, Texas 77077. All such communications will be forwarded to the intended recipient(s).

                      EXECUTIVE AND CERTAIN OTHER OFFICERS

     The following table provides information with respect to the executive officers and certain other officers of the Company. Each has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.


                                                                                    YEAR FIRST
                                                                                      ELECTED
   NAME OF OFFICER                   POSITION WITH THE COMPANY                AGE   AS OFFICER
   ---------------                   -------------------------                ---   ----------
Joseph A. Reeves, Jr.   Chairman of the Board and Chief Executive Officer      60      1990
Michael J. Mayell       Director and President                                 59      1990
Lloyd V. DeLano         Senior Vice President and Chief Accounting Officer     56      1993
Alan S. Pennington      Vice President--Business Development--TMRX             53      1999
Thomas J. Tourek        Senior Vice President--Exploration--TMRX               64      1999
A. Dale Breaux*         Vice President--Operations--TMRX                       58      2002
Steven G. Ives*         Vice President --TMRX                                  45      2005
William Bishop*         Vice President--Land and Business Development--TMRX    50      2006
Larry Sheppard*         Vice President--Business Development--TMRX             52      2006


*    Non-executive officer.

For additional information regarding Messrs. Reeves and Mayell, see "Directors", above.

     Lloyd V. DeLano joined the Company in January 1992 performing contract work and became an employee of the Company in October 1992. Mr. DeLano was named Vice President - Director of Accounting of The Meridian Resource & Exploration LLC, a wholly owned subsidiary of the Company ("TMRX"), in April 1993 and in June 1996 was named Vice

President and Chief Accounting Officer of the Company. Mr. DeLano is a Certified Public Accountant with over 30 years of oil and natural gas experience.

     Alan S. Pennington joined the Company in August 1989 as Vice President -- Geology of TMRX and has held several positions with the Company. He is presently Vice President -- Business Development of TMRX.

     Thomas J. Tourek joined Meridian in June 1999 as a contractor, after nearly 30 years of experience at Shell in discovery and development exploration and production projects. He was named Senior Vice President of Exploration in April 2003. His successes in managing and performing geological and geophysical (including 3-D) evaluations span the greater Gulf of Mexico Basin, Europe, Africa, Latin America, and the Middle and Far East. Mr. Tourek holds a Bachelor of Science Degree in Geology from Wittenberg University, and a Masters Degree and Ph.D in Geology from Johns Hopkins University.

     A. Dale Breaux joined the Company in 2002 and is currently the Vice President--Operations of TMRX. Mr. Breaux has nearly 30 years of field and management experience in onshore and offshore drilling operations at Sun Oil Company, Campbell Energy Corporation, and Petrofina. Mr. Breaux holds a Bachelor of Science in Petroleum Engineering from the University of Louisiana in Lafayette.

     Steven G. Ives joined the Company in November 2001 and in April 2005 was named Vice President - Finance of TMRX. Mr. Ives' previous positions with the Company included Manager -- Finance and Senior Financial Analyst. Mr. Ives has over 20 years of financial and management experience with LandCare USA, Inc., Convest Energy Corporation and Sandefer Oil & Gas, Inc. Mr. Ives received his Bachelor of Business Administration in Finance from Southwest Texas State University in 1986 and is a licensed Certified Public Accountant.

     William Bishop joined Meridian in December 2006 as Vice President, Land. He received his Bachelor of Business Administration Degree in Petroleum Land Management from the University of Texas in Austin in 1978. Mr. Bishop has over 28 years of professional and managerial oil and gas land experience across the lower 48 states with both major and independent exploration and production companies. His 28 years of experience include various duties with Mobil Oil Corporation, Prairie Producing Company and Resource Development Partners.

     Larry Sheppard currently serves as Vice President, Business Development. He joined Meridian in the spring of 2006 after having served as Senior Vice President, New Ventures for Vintage Petroleum, Inc. and as President of Vintage Petroleum International, Inc. While at Vintage, he was responsible for the company's worldwide exploration including its unconventional resource program and new ventures activity. From 1984 to 1994 he was employed by Santa Fe Minerals, Inc. serving as Manager, Acquisitions & Special Projects and Manager, International Operations. From 1977 to 1984, he was employed in various engineering and supervisory capacities by Amoco Production Company. He received his B.S. Degree in Petroleum Engineering from Texas Tech University in 1977.

     There are no family relationships among the current officers and directors of the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE

     It is the responsibility of the Compensation Committee of the Board of Directors to set compensation for our Chief Executive Officer (CEO), Joseph A. Reeves, Jr. and our Chief Operating Officer (COO), Michael J. Mayell, to establish and administer an overall compensation program that promotes the long-term interests of the Company and our shareholders, and to evaluate performance of our executive officers.

     Four of the five named officers whose compensation is described in this report have written employment agreements with us; we maintain an oral employment agreement with the fifth officer. The Compensation Committee reviews total compensation of our CEO and COO annually, when renewing the contracts of those two individuals. The committee uses information supplied by various sources, including Company management and outside compensation consultants, to assist it in this review.

     The Employee Compensation Committee of the Board of Directors, which is comprised of Messrs. Reeves and Mayell, set the salaries of all employees (except for themselves), including officers and other senior executives, and granted cash bonuses to such officers and other senior executives. The Executive Committee, which is also comprised of Messrs. Reeves and Mayell, performs several functions, including several related to compensation and administration of compensatory programs.

     Director compensation is revised as the Board considers appropriate with the entire Board of Directors voting.

     In 2006, we used the compensation consulting firm Longnecker & Associates to provide comparative data and analysis regarding executive compensation. Longnecker & Associates was selected by the Compensation Committee and reports directly to it. They have performed no other work for us and have no other outside relationship to the Company's directors or officers. For further information, see "Compensation Studies."

COMPENSATION PHILOSOPHY AND OBJECTIVES

     In setting overall total compensation levels for key employees, the Compensation Committee strives to achieve and balance the following objectives:

     - the hiring and retention of excellent employees possessing the background and skills to achieve Company goals;

     - the alignment of these employees' interests with those of the shareholders and the Company in general; and

     - the achievement of important Company goals in short-, medium- and long-term.

     The philosophy we use in setting compensation levels and structures is based on these underlying principles:

     -    pay should be linked to performance;

     - employees should have a sense of ownership and a long-term perspective; and

     -    outstanding employee achievement should be recognized.

     In addition to these principles, we believe that the employee's tenure with the Company should be considered when reviewing his or her total compensation. Our executive officers have, on average, 17 years of service with the Company and its predecessors, and a history of successful teamwork. We believe the Company is well-served by continuity in leadership, and we value the depth of experience of our executive team in oil and gas exploration and production generally, and in the properties and prospects of the Company particularly.

     Our compensation structure is designed to encourage and reward:

     -    replacement and increase of the Company's total oil and gas reserves;

     -    efficient management of costs of producing oil and gas reserves;

     -    attainment of the highest revenue possible for sales of oil and gas;
          and

     - ultimately, increased value of the Company as reflected in the price of our common stock.

COMPENSATION STUDIES

     The Compensation Committee reviews data and analysis provided by our compensation consultant, Longnecker & Associates, regarding executive compensation from a cross-section of other energy companies. Such analysis has, to date, been used for general reference only, to gauge the reasonableness and competitiveness of both total compensation and structure of the compensation package, for our executive officers. It has not been used solely as a mathematical means to establish salaries or other pay within specified percentile ranges. The Compensation Committee continues to review such analyses and any recommendations made by Longnecker & Associates, with the objective of aligning our pay levels and structure even more closely with shareholder interests.

TOTAL COMPENSATION; ALLOCATION AMONG DIFFERENT ELEMENTS OF COMPENSATION

     The Compensation Committee reviews total compensation of the CEO and COO annually when their employment contracts are renewed. The Executive Compensation Committee reviews total compensation of the other named executive officers annually when their employment contracts are renewed.

     Each of our named executive officers has been with the Company for many years. Total compensation and its components are largely the cumulative result of compensation decisions made for each of these individuals over a period of many years. In some cases, contracts prohibit the decrease of such compensation elements as salary or bonus. Some programs initiated in the past, such as our well bonus plans, are designed to provide potentially increasing benefits as the term of employment lengthens. Such programs may eventually contribute the majority of total compensation for a given individual. Taken together, these legacy factors limit the Company's ability to use its discretion to adjust total compensation and the distribution of the total among components such as cash and non-cash elements, and long-term versus short-term incentives.

     Total compensation for the named executive officers is weighted toward cash elements, with the cash component ranging from 56% to 100% of total compensation. As discussed above, this allocation is largely the result of legacy agreements. Balancing this, however, our CEO and COO have each elected to receive equity compensation in lieu of a portion of their cash compensation. They have consistently made this election for many years, and have accumulated significant ownership of our common stock over time. We believe this ownership significantly aligns their interests with those of our shareholders.

     Total compensation is increased by the long-term tenure of our executive group. We consider this to be a positive trend in management of the Company, as we value the experience and depth of knowledge of these individuals. We also believe that teamwork has been important to the success of the Company, and that our management has proven themselves effective in working together as a team. We believe this effective compatibilty is the result of their long-term tenure and it is appropriate to recognize this asset in total compensation.

COMPENSATION COMPONENTS; RELATION OF COMPONENTS TO OUR OBJECTIVES

     In order to achieve our objectives, we utilize a combination of compensation elements:

     -    Salaries and annual cash bonuses;

     - Profit-sharing incentives based on awards related to the net profits of our wells;

     - A deferred compensation plan with opportunities to invest in our common stock;

     -    Long-term incentives based on equity awards; and

     -    Benefits and minimal perquisites.

     SALARY. Salaries for our executive officers are based on the initial salaries set forth in their respective employment agreements. We grant an annual salary increase to all employees at the same time, usually in December. Executive officers are included in this increase. In 2006, this company-wide "cost of living" increase was 4%. We may also grant a merit or market-based increase to our executive officers or other employees, based upon a change in responsibilities or other factors. Mr. Tourek is employed by the Company under an oral contract which provides for an hourly rate of pay for actual hours worked. The hourly rate has not changed since 2003, but may be changed with notice. Increases in salary provided to our named executive officers ranged from 0% to 18% during 2006. Among the named executive officers, the largest increase was given to our Chief Accounting Officer, Lloyd V. DeLano, and was based on the increase in his responsibilities due to the Sarbanes-Oxley Act.

     ANNUAL BONUS FOR CHIEF EXECUTIVE AND CHIEF OPERATING OFFICERS. We provide an annual bonus payment to our Chief Executive Officer (CEO), Mr. Joseph A. Reeves, Jr., who also serves as Chairman of the Board of Directors, and to our Chief Operating Officer (COO), Mr. Michael J. Mayell, who also serves as President. The bonus amount is based on the terms of their respective employment agreements, which are substantially identical. For further information regarding these agreements, see "Potential Payments Upon Termination or Change-in-Control" below. The employment agreements specify that such bonuses must be substantially consistent with previous annual bonuses. The Compensation Committee may, at its discretion, increase the bonus amount. Currently, this contractual bonus payment is $760,000 per year to each of these two executive officers. The amount has not increased since 1998. We believe that the fixed cash component of compensation within these two employment agreements has been sufficiently established, and that an increase in compensation to our CEO and COO, when appropriate, should be primarily directed toward at-risk performance rewards of either cash or equity.

     It is important to note, however, that both our CEO and COO may defer any portion of their salary and contractual bonus, receiving rights to common stock in lieu of cash (see "Deferred Compensation" below). Historically, since 1996, both executive officers have substantially utilized this alternative, reducing the purely cash element of their compensation, relative to salary and bonus.

     NET PROFITS INTERESTS. We grant net profits interests in Company properties to our CEO and COO under the terms of substantially identical agreements ("NPI Agreements") with each of Messrs. Reeves and Mayell that became effective January 1, 1994. Under the NPI Agreements, Messrs. Reeves and Mayell were each assigned a 2% proportional net profits interest in production from each property on which the Company expends funds during the term of his employment. These permanent assignments of real property interests are not subject to vesting, nor to continued employment with the Company. See "Narrative to Summary Compensation Table -- Net Profits Interests" below for further information.

     A net profits interest pays the owner his or her proportionate share of revenue from sales of production from a given property, less the costs of operating the leasehold (including customarily allowed general and administrative expenses). It does not include depreciation, depletion or other forms of capital costs. We believe that this element of compensation provides incentive to our top executives to identify, acquire, drill, develop and produce mineral interests in the most cost effective manner possible. Only developed and producing properties provide net profits payments; therefore, those executives are motivated to expend limited capital budgets for acquisition, drilling and development with care and efficiency. Similarly, they are motivated to achieve the highest possible sales prices for our products and the lowest possible operating costs for our properties.

     In reviewing total compensation for our CEO and COO, the Compensation Committee includes in total compensation the initial value of such mineral interests specifically assigned during the most recent period. The valuation of the mineral interests is computed by a third party appraiser as of the assignment date for the individual property. These appraisal valuations are reflected in the "All Other Compensation" column of the Summary Compensation Table below.

     WELL BONUS PLANS. We provide profit sharing opportunities to all of our employees other than the CEO and the COO through well bonus plans. Our named executive officers, other than Messrs. Reeves and Mayell, each participate in The Meridian Resource Corporation Management Well Bonus Plan (the "Management Plan"). Messrs. Reeves and Mayell comprise the Executive Committee which administers the Management Plan; they do not participate in the plan.

     Under the terms of the Management Plan, which was adopted in 1997, employees receive a cash bonus computed with reference to the net profits of a pool of wells. Each employee in the Management Plan participates at a level designated by the Executive Committee in each producing well acquired or spudded during his or her term of employment with the Company. Net profits interest pays the owner his or her proportionate share of revenue from sales of production from a given property, less the costs of operating the leasehold (including customarily allowed general and administrative expenses). It does not include depreciation, depletion or other forms of capital costs. The total of all participations for all wells for a given individual may be paid in either cash or common stock of the Company and is currently paid in the form of a cash bonus. The participation factors for each of Messrs. DeLano, Pennington and Tourek are 1/4th of 1%.

     Please refer to "Narrative to Summary Compensation Table -- Well Bonus Plans" for a more detailed description of the Management Plan and other well bonus plans. We believe the Management Plan provides the same incentives to key employees as do the net profits interests assigned to Messrs. Reeves and Mayell (as described above) and, as the Company's reserves and production increase, the participants are given an incentive through this reward as a small percentage relative to the Company. The well bonus plans also are designed to accumulate participations as employment lengthens, which may increase employee retention.

     DEFERRED COMPENSATION. In 1996, we adopted a deferred compensation plan ("DCP") applicable specifically to our CEO and COO, Messrs. Reeves and Mayell. Under the terms of the DCP, Messrs. Reeves and Mayell may defer any portion of their salary and/or bonus and receive the right to shares of restricted stock in return for such deferral. The Company matches such deferrals on a one-for-one basis, subject to a twelve month vesting schedule. The number of shares credited to each executive officer on the basis of his deferred compensation is tracked in a notional account, and are subject to the general credit of the Company with no actual shares issued until the employee's death, retirement, or termination of employment.

     The purpose of the DCP is to create ownership opportunities for our top management, which in turn provide them with long-term incentives and aligns their interests with those of other shareholders. The DCP also conserves cash resources of the Company, and provides our executive officers with certain tax advantages. Historically, Messrs. Reeves and Mayell have utilized the DCP significantly each year since it was adopted. In each of 2004, 2005, and 2006, they each deferred $400,000, which was approximately 30% of the total annual cash compensation available to them under salary and bonus programs. Over time, they have accumulated the right to receive a substantial number of shares. Together with shares, rights to receive shares and stock options owned outside the DCP, they each have a significant portion of their financial well-being tied to the long-term success of the Company.

     For further information on the DCP, see "Narrative to Summary Compensation Table -- Deferred Compensation Plan" and "Non-Qualified Deferred Compensation" below. Within the Summary Compensation Table below, deferred salaries are reported in the "Salary" column, and the value of the matching notional shares are reported in the "All Other Compensation" column

     EQUITY AWARDS. We have utilized the 1997 Plan and a previous plan, the Texas Meridian Resources Corporation Long-Term Incentive Plan ("1995 Plan"), to provide equity ownership awards and opportunities to our employees. For further information about these plans, see "Narrative to Summary Compensation Table -- Long-Term Incentive Plans" and "Securities Authorized for Issuance under Equity Compensation Plans" below. In addition, we have submitted for shareholder approval in this Proxy Statement, the 2007 Long-Term Incentive Plan, which also permits grants of equity awards. We have granted options to purchase our common stock (stock options) to executive officers and other employees as incentives in past years. More recently, we have utilized such awards as hiring inducements for new employees. We have not granted awards under any of the plans to the named executive officers since 1998, and all previously granted awards have been vested for some time. Consequently, we recognized no expense in 2006 for awards to the named executive officers, and none is reported in the "Option Awards" column of the Summary Compensation Table below.

     Generally, awards of stock options under the 1995 Plan and the 1997 Plan include an exercise price equal to the closing price of our stock on the date of the grant, vesting over a three year period (25% on the date of grant, and 25% on each of the first, second, and third anniversaries of the grant date), and have a term of ten years.

     We believe that equity awards provide an effective method to incentivize employees. In granting fewer equity awards to top management in recent years, we have taken into consideration the substantial equity position already established by our CEO and COO, and the continuing opportunity for equity awards presented to them under the terms of the DCP. We also consider additional equity awards in the context of total compensation, and we consider the impact of such awards on our share-based compensation expense, and on shareholder dilution. We may in the future increase our reliance on equity awards as a form of executive compensation.

     CHOICE OF EQUITY VEHICLES. Each of the plans allows us to make grants of stock options, restricted stock, and other forms of equity awards. Other than the notional stock rights utilized in the DCP, we have utilized primarily stock options. We may choose to utilize other forms of equity awards in the future. We believe that stock options efficiently achieve the two objectives of equity ownership and incentive to increase the value of our stock for all shareholders. Stock options create a higher level of potential shareholder dilution than would an equivalent award of restricted stock. However, we believe they provide relatively more performance incentive, as all options are granted at-the-money, and unlike restricted stock, have no initial intrinsic cash value to the employee.

     PROCEDURES FOR GRANTING EQUITY AWARDS. We grant awards to new employees on a discretionary basis. Our current practice is to grant stock options to new employees on the date of hire, which is not the date of their acceptance of our offer of employment, but rather, the first day they report for work at the Company. Exercise price is determined by the closing price of our stock on the date of grant.

     Grants to directors are made under the terms of the Meridian Resource Corporation 2006 Non-Employee Directors' Incentive Plan (the "Director Plan"). Although this plan allows for various forms of equity awards, we have historically granted only awards of stock options. Scheduled awards to directors are granted on the dates of their appointment, election, and re-election to the Board of Directors. The exercise price is the closing price of our stock on the date of grant. We may grant subsequent awards of stock options to our directors as recognition for their service and to provide additional incentive to them, but historically we have not done so. Any such future awards would be made in accordance with such policy as we may adopt, as discussed below.

     If we do resume grants of equity awards to employees for purposes other than hiring incentives, we intend to first adopt a policy for the timing of such grants. We expect such a policy would address the need to award grants on dates which are not in close proximity to the timing of public announcements which may affect the price of our stock. Furthermore, we expect such a policy would require excellent administration and documentation of grant decisions and determination of exercise prices.

     EMPLOYMENT CONTRACTS AND POST-TERMINATION COMPENSATION. We have employment agreements with four of our named executive officers. Each agreement specifies a minimum salary and some form of termination benefits. We believe that such benefits help provide an environment of relative security in which our executives will achieve their best. Each named executive officer for whom termination benefits have been provided has been employed by the Company for many years. The provision of these benefits also assures them that their years of service are recognized and valued by the Company.

     For further details regarding the employment agreements and termination benefits, see "Potential Payments upon Termination or Change-in-Control" below.

     The contracts for four of the named executive officers include termination benefits designed to provide stability for the Company during any potential or actual change of control. With this contractual employment assurance, our key executives will be better able to objectively evaluate offers to purchase the Company or other forms of potential change in control which may be in our shareholders' interest. The clauses also encourage continuation of the leadership and experience of our key executives after a change in control, at least through a period of transition, which would benefit all stakeholders.

     BENEFITS. We provide basic benefits to our named executive officers on the same basis we provide benefits to other Company employees. We provide health and life insurance. We also provide matching funds for those employees who contribute to our 401(k) savings plan, matching up to 6.5% of annual their salary, subject to certain limitations as outlined in the 401(k) plan.

     In addition, our named executive officers are each provided membership in a health or luncheon club, which they may use for personal as well as business purposes. In addition, Messrs. Reeves and Mayell personally own club memberships which from time to time are used for corporate purposes, which expenses are paid for by the Company. The value of 401(k) matching funds are included in the column "All Other Compensation" on the Summary Compensation Table below. We have estimated the value of the personal use of club memberships, along with other perquisites, to be less than $10,000 for each named executive officer. These amounts are therefore not reported on the Summary Compensation Table.


TAX AND ACCOUNTING CONSIDERATIONS

     Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's employees. Excluded from the limitation is compensation that is "performance based." Excluded compensation must meet certain criteria, including being based upon predetermined objective standards approved by the Company's shareholders. Awards under the Management Plan, as well as bonus and salary compensation awarded to the Company's executive officers, do not currently satisfy the requirements of Section 162(m). The Board of Directors intends to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made in the future

     We account for equity awards under the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS No.
123R). We charge the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period. The fair value of options is computed using the Black-Scholes option pricing model. The compensation expense to the Company under SFAS 123(R) is one of the factors the Compensation Committee considers in granting equity awards, and also may influence the vesting period chosen.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders.

                              E.L. Henry (Chairman)
                              Fenner R. Weller, Jr.
                                 C. Mark Pearson

                 COMPENSATION TABLES AND ADDITIONAL INFORMATION

     The following table sets forth a summary of compensation paid to our Chief Executive Officer, Chief Operating Officer, Chief Accounting Officer and the two other most highly paid persons serving as executive officers for the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

                                                                                Change in
                                                                              Pension Value
                                                                                   and
                                                                               Nonqualified
                                                                Non-Equity       Deferred         All
    Name and                                   Stock  Option  Incentive Plan   Compensation      Other
   Principal             Salary     Bonus     Awards  Awards   Compensation      Earnings    Compensation    Total
    Position      Year    ($)        ($)        ($)     ($)         ($)            ($)            ($)         ($)
   ---------      ----  -------    -------    ------  ------  --------------  -------------  ------------  ---------
Joseph A. Reeves  2006  521,587(1) 781,733(2)   --      --          --              --        551,924(6)   1,855,244
Jr.
CEO & Chairman
of the Board of
Directors

Michael J.        2006  521,587(1) 781,733(2)   --      --          --              --        551,924(6)   1,855,244
Mayell COO &
President

Lloyd V. DeLano   2006  220,396    759,890(3)   --      --          --              --         14,359(7)     994,645
CAO &
Sr. Vice
President

Alan S.           2006  226,284    759,567(4)   --      --          --              --         14,300(7)   1,000,151
Pennington
VP Business
Development

Thomas J.         2006  292,878    447,741(5)   --      --          --              --             --        740,619
Tourek VP
Exploration

(1) Salary for Messrs. Reeves and Mayell includes $400,000 each, which they each elected to contribute to the DCP. See also "Narrative to Summary Compensation Table -- Deferred Compensation Plan" below and footnotes (6) and (7) to this table below.

(2) Bonus amounts for Messrs. Reeves and Mayell include $760,000 each in bonus payments required to be paid by the Company under their employment agreements. For a description of these contracts, see "Potential Payments Upon Termination or Change-in-Control" below. The total also includes $21,733 paid to each of Messrs. Reeves and Mayell under our Christmas bonus program.

(3) Includes $750,515 for bonus paid to Mr. DeLano under the Management Plan and $9,375 bonus paid under our Christmas bonus plan.

(4) Includes $750,515 for bonus paid to Mr. Pennington under the Management Plan and $9,052 bonus paid under our Christmas bonus plan.

(5) Includes $437,741 for bonus paid to Mr. Tourek under the Management Plan and $10,000 bonus paid under our Christmas bonus plan.

(6) Includes $400,000 in Company matching contributions of notional stock to each of Messrs. Reeves' and Mayell's deferred compensation accounts, $14,300 in Company matching contributions of stock to each of their 401(k) savings account, and $137,624 which represents the appraised value of net profits interest assignments made to each of them during 2006. For further information, see "Narrative to Summary Compensation Table -- Net Profits Interests." The appraisals are provided by a third party, and are based on the value of the net profits interest at the date of the assignment.

(7) Represents Company matching contributions of stock to the named executive officer's 401(k) savings account.

GRANTS OF PLAN-BASED AWARDS

     We granted no plan-based awards to the named executive officers during 2006 or in recognition of 2006 performance. Therefore this table is not presented.

                     NARRATIVE TO SUMMARY COMPENSATION TABLE

EMPLOYMENT AGREEMENTS

     We have employment agreements with four of our named executive officers, which are summarized under the caption "Potential Payments Upon Termination or Change-in-Control" below.

NET PROFITS INTERESTS

     We grant net profits interests in Company properties to our CEO and COO under the terms of substantially identical agreements ("NPI Agreements") with each of Messrs. Reeves and Mayell that became effective January 1, 1994. Under the NPI Agreements, Messrs. Reeves and Mayell were each assigned a 2% net profits interest in production from each property in which the Company has acquired a mineral interest. The assignment covers all properties on which the Company expends funds during the term of employment by the assignee (Mr. Reeves or Mr. Mayell). The 2% interest is proportional to the total mineral interest of the Company in the property, if less than 100%. These permanent assignments of real property interests are not subject to vesting, nor to continued employment with the Company.

     A net profits interest pays the owner his or her proportionate share of revenue from sales of production from a given property, less the costs of operating the leasehold (including customarily allowed general and administrative expenses). It does not include depreciation, depletion or other forms of capital costs. It does not include gains or losses from hedging activities. Net profits payments are typically paid in the aggregate for all wells in which a given party has an interest, on a monthly basis, and will continue so long as the property produces.

     Under the terms of the NPI Agreements, upon termination of the employee, an inventory of properties under development or study by the Company, but for which no assignment under the NPI Agreement has yet been made, will be taken. All such properties will continue to be subject to the NPI Agreement.

     In the Summary Compensation Table above, the value included for the Net Profits Interests has been computed by a third party appraiser as of the assignment date for the individual property. The assignment date is typically early in the process of creating a prospect for potential exploration. The appraised values are estimated and thus may be higher or lower than the eventual values realized.

WELL BONUS PLANS

     We provide profit sharing opportunities to all of our employees other than the CEO and the COO through well bonus plans. Our named executive officers, other than Messrs. Reeves and Mayell, each participate in The Meridian Resource Corporation Management Well Bonus Plan (the "Management Plan"). Messrs. Reeves and Mayell administer the Management Plan. Neither Messrs. Reeves nor Mayell participated in the Management Plan during 2006.

     Under the terms of the Management Plan, which was adopted in 1997, participating employees receive a cash bonus computed with reference to the net profits of a pool of wells. Net profits are calculated as the proportionate share of revenue from sales of production from a given property, less the costs of operating the leasehold (including customarily allowed general and administrative expenses). It does not include depreciation, depletion or other forms of capital cost. The Executive Committee, composed of Messrs. Reeves and Mayell, at its sole discretion, designates the wells to be included in the program and assigns a percentage (usually 100%) of the net profits of each designated well to form the bonus pool for that well. In practice, all wells drilled have typically been designated. The Executive Committee also assigns a participation factor to each employee in the Management Plan (ranging from 0.1% to 0.5%), based on his or her level of responsibility in the Company. For each individual, this factor is applied to the bonus pool of each designated well in which he or she participates. In practice, an employee participates in all designated wells spudded during the participant's employment with the Company. The total of all such participations for a given individual may be paid in either cash or common stock of the Company and is currently paid in the form of a cash bonus. The participation factors for each of Messrs. DeLano, Pennington and Tourek are 1/4th of 1%.

     Under the terms of their employment agreements with us, Messrs. DeLano and Pennington are entitled to continue to receive bonuses from the Management Plan after termination of their employment for the wells in which they were participating as of the employment termination date.

     Other well bonus plans are available to other employees. These include The Meridian Resource Corporation TMR Employees Trust Well Bonus Plan and The Meridian Resource Corporation Geoscientist Well Bonus Plan. All employees participate in one of the well bonus plans.

DEFERRED COMPENSATION PLAN

     In 1996, we adopted a deferred compensation plan ("DCP") applicable specifically to our CEO and COO, Messrs. Reeves and Mayell. Under the terms of the DCP, Messrs. Reeves and Mayell may defer any portion of their salary and/or bonus and receive the right to shares of restricted stock in return for such deferral. The Company matches such deferrals on a one-for-one basis, subject to one-year vesting terms (shares vest evenly over the twelve months). No actual shares are issued and the executive officer has no rights with respect to any shares unless and until there is a distribution. No actual shares may be issued until the employee's death, retirement, or termination of employment. Termination of the agreement by the Company would also trigger issue of shares. Until such distribution of actual shares, the value of the notional shares is subject to the general credit of the Company and the market value of our common stock.

     The right to the number of shares credited to each executive officer on the basis of his deferred compensation is tracked in a notional account. The right to the number of notional shares granted in lieu of the deferred cash compensation is based on the market price of our common stock, which we update at six-month intervals. We also track the notional shares under our 1997 Long-Term Incentive Plan, reducing the balance of shares available for issuance under that plan for each notional share granted under the DCP. We will provide similar tracking with regard to the 2007 Long-Term Incentive Plan if approved by shareholders.

     The pricing used to determine the number of notional shares in 2006 was $4.20 for the first six months of the year (the closing price of our common stock on December 30, 2005) and $3.50 for the second six months of the year (the closing price of our common stock on June 30, 2006). The number of notional shares credited to each of Messrs. Reeves' and Mayell's deferred compensation accounts was 207,100 for 2006, which includes the Company matching contribution. Of the 103,550 notional shares provided by the Company's matching contribution, 44,183 have not vested. For further information, see "Non-Qualified Deferred Compensation" below.

LONG-TERM INCENTIVE PLANS

     Our 1997 Plan authorized the Board of Directors or a Committee of the Board of Directors to issue stock options, stock appreciation rights, restricted stock and performance awards. The 1997 Plan will expire by its terms on May 1, 2007. Due to the expiration of the 1997 Plan, we are asking our shareholders to approve the 2007 Long-Term Incentive Plan.

OUTSTANDING EQUITY AWARDS AT YEAR END

                                                                                                Stock Awards
                                                                             -------------------------------------------------
                                                                                                       Equity
                                      Option Awards                                                   Incentive      Equity
             --------------------------------------------------------------                              Plan       Incentive
                                            Equity                                                     Awards:    Plan Awards:
                                           Incentive                                                  Number of     Market or
                Number      Number of    Plan Awards:                                      Market      Unearned   Payout Value
                 of         Securities     Number of                          Number of   Value of     Shares,     of Unearned
              Securities    Underlying    Securities                          Shares or   Shares or    Units or      Shares,
              Underlying   Unexercised    Underlying                          Units of    Units of      Other       Units or
             Unexercised     Options      Unexercised   Option               Stock That  Stock That  Rights That  Other Rights
               Options         (#)         Unearned    Exercise    Option     Have Not    Have Not     Have Not     That Have
                 (#)      Unexercisable     Options      Price   Expiration    Vested      Vested       Vested     Not Vested
Name         Exercisable       (1)            (#)         ($)       Date         (#)        ($)          (#)           ($)
----         -----------  -------------  ------------  --------  ----------  ----------  ----------  -----------  ------------
Joseph A.        50,000         --            --        11.125    4/30/2007      --          --           --           --
Reeves, Jr.   1,500,000                                  3.375    8/26/2008
Michael J.       50,000         --            --        11.125    4/30/2007      --          --           --           --
Mayell        1,500,000                                  3.375    8/26/2008
Lloyd V.          7,500         --            --        11.125    4/30/2007      --          --           --           --
DeLano           25,000                                  3.375    8/26/2008
Alan S.           1,000         --            --        11.125    4/30/2007      --          --           --           --
Pennington        5,000                                  3.375    8/26/2008

(1) Excludes (i) the warrants (the "General Partner Warrants") granted to each of Messrs. Reeves and Mayell in October 1990 in connection with the Company's formation and (ii) warrants ("Executive Officer Warrants") issued in prior years to Messrs. Reeves and Mayell in connection with the surrender of certain "Class B Warrants" to the Company. The value of these warrants at December 31, 2006, based on the difference between the market price of the Common Stock at December 31, 2006 and the exercise price of the respective warrants, was $2,695,059 for each of Messrs. Reeves and Mayell.

     All stock options granted in 1997 were from the 1995 Plan. With the exception of Mr. Pennington's stock options, all stock options granted in 1998 were from the 1997 Plan. Mr. Pennington's 1998 grant was from the 1995 Plan. All stock options listed in the table utilized a three-year vesting schedule (25% on the date of grant, and 25% on each of the first, second, and third anniversaries of the grant date). All stock options listed are fully vested.

OPTION EXERCISES AND STOCK VESTED

     No stock options were exercised during 2006. Certain rights to receive shares of our common stock vested during 2006. See "Narrative to Summary Compensation Table -- Deferred Compensation Plan" above.

PENSION BENEFITS

     We have no pension benefits other than the Company contribution to the employees' 401(k) savings plan.

NONQUALIFIED DEFERRED COMPENSATION

     The following table provides information relating to our Deferred Compensation Plan, which is provided only to Messrs. Reeves and Mayell. For details regarding the DCP, see "Narrative to Summary Compensation Table -- Deferred Compensation Plan" above.

                                                         Aggregate
                          Executive        Company       Earnings/      Aggregate
                        Contributions   Contributions   (Losses) in    Withdrawals/   Aggregate Balance
                          in 2006(1)      in 2006(2)       2006(3)    Distributions    at 12/31/06 (4)
Name                         ($)             ($)            ($)            ($)               ($)
----                    -------------   -------------   -----------   -------------   -----------------
Joseph A. Reeves, Jr.      400,000         400,000      (2,055,612)         --            5,916,744
Michael J. Mayell          400,000         400,000      (1,845,356)         --            5,331,437

(1) Amounts in this column reflect 2006 deferrals of salary, which are included in totals reported in the "Salary" column of the Summary Compensation Table. Messrs. Reeves and Mayell were each credited a total of 103,550 notional shares for these 2006 salary deferrals.

(2) Company contributions reflect 2006 Company matching contributions to the salary deferrals made in 2006. These amounts are included in the totals reported on the Summary Compensation Table in the "All Other Compensation" column. The matching contributions resulted in a total of 103,550 notional shares credited to the account of each Messrs. Reeves and Mayell.

(3) Aggregate earnings (losses) reflect the change in the value of the participant's deferred compensation account which is not related to deferrals or matching contributions in 2006, and is solely the result of movements in the price of our common stock.

(4) The aggregate balance at December 31, 2006 reflects the total notional shares credited to the participant's deferred compensation account since his participation began in 1996, valued at the closing price of our common stock on December 29, 2006, the last trading day of the year, which was $3.09. The total number of notional shares in Messrs. Reeves' and Mayell's accounts at December 31, 2006 was 1,914,804 and 1,725,384, respectively. Of these totals, 44,183 notional shares, valued at $136,525 are unvested for each Messrs. Reeves and Mayell. These notional shares are the result of the 2006 Company matching contribution, which, under the terms of the DCP, vest evenly over the twelve month period after the matching contribution is made. In prior years, contributed amounts, inclusive of both the participant's deferred compensation and the Company matching contribution, were reported on the Summary Compensation Table under the heading "Long-Term Compensation / Restricted Stock Award."

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

EMPLOYMENT AGREEMENT WITH JOSEPH A. REEVES, JR., AND DEFERRED COMPENSATION PLAN

     We have an employment agreement, dated August 18, 1993, with Mr. Joseph A. Reeves, Jr., our Chairman of the Board and Chief Executive Officer. The employment agreement is for a term of three years, renewable annually for a term to extend three years from each renewal date. The employment agreement provides for a base salary with annual increases consistent with prior increases. Mr. Reeves' base salary payments were $521,587 in 2006. Under the agreement, base salary may not be reduced. In addition, the agreement provides for annual bonuses in cash substantially consistent with previous annual bonuses, to be reviewed at least annually for possible increases, and additional bonuses and other perquisites in accordance with Company policy. The agreement also includes provisions relating to termination benefits.


     In addition, under the employment agreement with Mr. Reeves, the Company has entered into a Deferred Compensation Plan (DCP) which controls the rights to shares of our common stock and the distribution of the shares accrued in the deferred compensation account of the participants through previous deferrals of compensation, including distribution of matching shares provided by the Company. For further information on the DCP, see "Narrative to Summary Compensation
Table -- Deferred Compensation Plan" above.


     Both the employment agreement and the DCP provide for different payouts and distributions under differing circumstances of termination, each included in the analysis below. The employment agreement provides for a tax "gross-up payment" to be made to Mr. Reeves if he incurs excise tax from any payments made to him by the Company under any agreement. The tax "gross-up payment" is intended to cover the costs of this additional excise tax to insure that he receives, after tax, the total benefit intended by his employment agreement. We have included in the analysis below, the estimated value of such a gross-up payment, only under those circumstances in which we expect such a payment would be required of the Company.

Termination of Employment for Death

     Upon the termination of Mr. Reeves' employment because of death:

     (a) we will pay his estate all payments then due him under his employment agreement through the date of termination;

     (b) we will pay his estate under his employment agreement a prorated annual bonus based on the bonus paid in the prior year; and

     (c) we will distribute to his estate, in shares of our common stock, any compensation he previously deferred, and all matching amounts accrued under the DCP, regardless of vesting status on the date of death.


     If Mr. Reeves' employment were to have terminated on December 31, 2006, because of death, we estimate that the value of the payments and benefits described in clauses (a), (b) and (c) above he would have been eligible to receive is as follows: (a) $-0-; (b) $-0-; and (c) 1,914,804 shares of our common stock valued at $5,916,744 (which reflects the current value of amounts deferred and reported in previous years), with an aggregate value of $5,916,744.

Termination of Employment for Good Cause

     Upon the termination of Mr. Reeves' employment for Good Cause:

     (a) we will pay him all payments then due him under his employment agreement through the date of termination;

     (b) we will pay him under his employment agreement a prorated annual bonus based on the bonus paid in the prior year; and

     (c) we will distribute to him, in shares of our common stock, any compensation he previously deferred under the DCP, and he will forfeit all notional shares credited to his deferred compensation account as Company matching grants, regardless of their vesting status on the date of termination.


     If Mr. Reeves' employment were to have terminated on December 31, 2006, for Good Cause, we estimate that the value of the payments and benefits described in clauses (a), (b) and (c) above he would have been eligible to receive is as follows: (a) $-0-; (b) $-0-; and (c) 957,402 shares of our common stock valued at $2,958,372 (which reflects the current value of amounts deferred and reported in previous years), with an aggregate value of $2,958,372.


     "Good Cause" is generally defined in Mr. Reeves' employment agreement as:

     - his conviction for a felony that is no longer subject to direct appeal;

     - he is adjudicated to be mentally incompetent so as to affect his ability to serve us and such adjudication is no longer subject to direct appeal; or

     - he has been found guilty of fraud or willful misconduct so as to materially damage us and such finding is no longer subject to direct appeal.

     "Cause" is generally defined in the DCP as discharge for reasons involving fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of employment which damaged the Company, or disclosure of trade secrets.

     Termination of Employment by Mr. Reeves for Good Reason, or by us for other than death or Good Cause

     If we terminate Mr. Reeves' employment for any reason other than death or Good Cause, or if Mr. Reeves terminates his employment for Good Reason:

     (a) we will pay him his current base salary for the remainder of the employment period under the employment agreement;

     (b) we will pay him under his employment agreement an amount equal to the last annual bonus paid to him;

     (c) we will pay him under his employment agreement two times the sum of his annual base salary and last annual bonus;


                                       38-

     (d) we will distribute to him, in shares of our common stock, all compensation previously deferred under the DCP, including all vested Company matching shares, but not unvested shares;

     (e) we will pay him under his employment agreement a lump-sum retirement benefit equal to the actuarial equivalent of the benefits lost by virtue of the early termination of his employment; and

     (f) for the remainder of the term of the employment agreement, we will continue Mr. Reeves' and his family's benefits under our benefit plans.


     If Mr. Reeves' employment had been terminated by us on December 31, 2006, for any reason other than death or Good Cause, or if Mr. Reeves had terminated his employment for Good Reason, we estimate that the value of the payments and benefits described in clauses (a), (b), (c), (d), (e) and (f) above he would have been eligible to receive is as follows: (a) $1,347,434; (b) $781,733; (c) $2,606,641 (d) 1,870,621 shares of our common stock valued at $5,780,219 (which reflects the current value of amounts deferred and reported in previous years);
(e) $-0-; and (f) $113,532, with an aggregate value of $10,629,559. In addition, if such termination followed a change in control, Mr. Reeves may be entitled to a tax "gross up payment" to cover the costs of additional excise taxes. We estimate that payment would be approximately $1,842,370, which would increase the aggregate value to $12,471,929.


     The terms of the DCP require that in case of termination due to disability or retirement, all shares in the deferred compensation account, including unvested shares, will be distributed to the participant. As of December 31, 2006, the value of the 44,183 unvested notional shares in Mr. Reeves' deferred compensation account was $136,525. This would increase total payout from the $10,629,559 noted above to $10,766,084.

     "Good Reason" is generally defined in Mr. Reeves' employment agreement as:

     -    a change in the nature or scope of his duties or responsibilities;

     - any failure by us to pay any form of compensation stated in his employment agreement;

     - requiring him to be based at any office or location 30 miles or more from our current location in Houston, Texas, other than travel reasonably required in the performance of his responsibilities;

     - any purported termination by us of his employment other than due to death or for Good Cause; or

     - any failure by us to require our successor to assume the terms of his employment agreement.

Change of Control

     The terms of the DCP provide that unvested notional shares in the participant's deferred compensation account will immediately vest upon a change in control of the Company. As of December 31, 2006, Mr. Reeves had a total of 44,183 notional shares unvested at a value of $136,525.

EMPLOYMENT AGREEMENT WITH MICHAEL J. MAYELL AND DEFERRED COMPENSATION PLAN

     We have an employment agreement, dated August 18, 1993, with Mr. Michael J. Mayell our President and Chief Operating Officer. The employment agreement is for a term of three years, renewable annually for a term to extend three years from each renewal date. The employment agreement provides for a base salary with annual increases consistent with prior increases. Mr. Mayell's base salary payments were $521,587 in 2006. Under the agreement, base salary may not be reduced. In addition, the agreement provides for annual bonuses in cash substantially consistent with previous annual bonuses, to be reviewed at least annually for possible increases, and additional bonuses and other perquisites in accordance with Company policy. The agreement also includes provisions relating to termination benefits.


     In addition, under the employment agreement with Mr. Mayell, the Company has entered into a Deferred Compensation Plan (DCP) which controls the rights to shares of our common stock and the distribution of the shares accrued in the deferred compensation account of the participants through previous deferrals of compensation, including distribution of matching shares provided by the Company. For further information on the DCP, see "Narrative to Summary Compensation Table -- Deferred Compensation Plan" above.


     Both the employment agreement and the DCP provide for different payouts and distributions under differing circumstances of termination, each included in the analysis below. The employment agreement provides for a tax "gross-up payment" to be made to Mr. Mayell if he incurs excise tax from any payments made to him by the Company under any agreement. The tax "gross-up payment" is intended to cover the costs of this additional excise tax to insure that he receives, after tax, the total benefit intended by his employment agreement. We have included in the analysis below, the estimated value of such a gross-up payments, only under those circumstances in which we expect such a payment would be required of the Company.

Termination of Employment for Death

     Upon the termination of Mr. Mayell's employment because of death:

     (a) we will pay his estate all payments then due him under his employment agreement through the date of termination;

     (b) we will pay his estate under his employment agreement a prorated annual bonus based on the bonus paid in the prior year; and

     (c) we will distribute to his estate, in shares of our common stock, any compensation he previously deferred, and all matching amounts accrued under the DCP, regardless of vesting status on the date of death.


     If Mr. Mayell's employment were to have terminated on December 31, 2006, because of death, we estimate that the value of the payments and benefits described in clauses (a), (b) and (c) above he would have been eligible to receive is as follows: (a) $-0-; (b) $-0-; and (c) 1,725,384 shares of our common stock valued at $5,331,437 (which reflects the current value of amounts deferred and reported in previous years), with an aggregate value of $5,331,437.

Termination of Employment for Good Cause

     Upon the termination of Mr. Mayell's employment for Good Cause:

     (a) we will pay him all payments then due him under his employment agreement through the date of termination;

     (b) we will pay him under his employment agreement a prorated annual bonus based on the bonus paid in the prior year; and

     (c) we will distribute to him, in shares of our common stock, any compensation he previously deferred under the DCP, and he will forfeit all notional shares credited to his deferred compensation account as Company matching grants, regardless of their vesting status on the date of termination.


     If Mr. Mayell's employment were to have terminated on December 31, 2006, for Good Cause, we estimate that the value of the payments and benefits described in clauses (a), (b) and (c) above he would have been eligible to receive is as follows: (a) $-0-; (b) $-0-; and (c) 862,692 shares of our common stock valued at $2,665,718; (which reflects the current value of amounts deferred and reported in previous years) with an aggregate value of $2,665,718.


     "Good Cause" is generally defined in Mr. Mayell's employment agreement as:

     - his conviction for a felony that is no longer subject to direct appeal;

     - he is adjudicated to be mentally incompetent so as to affect his ability to serve us and such adjudication is no longer subject to direct appeal; or

     - he has been found guilty of fraud or willful misconduct so as to materially damage us and such finding is no longer subject to direct appeal.

     "Cause" is generally defined in the DCP as discharge for reasons involving fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of employment which damaged the Company, or disclosure of trade secrets.

     Termination of Employment by Mr. Mayell for Good Reason, or by us for other than death or Good Cause

     If we terminate Mr. Mayell's employment for any reason other than death or Good Cause, or if Mr. Mayell terminates his employment for Good Reason:

     (a) we will pay him his current base salary for the remainder of the employment period under the Employment Agreement;

     (b)  we will pay him an amount equal to the last annual bonus paid to him;

     (c) we will pay him two times the sum of his annual base salary and last annual bonus;

     (d) we will distribute to him, in shares of our common stock, all compensation previously deferred, including all vested Company matching shares, but not unvested shares;

     (e) we will pay him a lump-sum retirement benefit equal to the actuarial equivalent of the benefits lost by virtue of the early termination of his employment; and

     (f) for the remainder of the term of the employment agreement, we will continue Mr. Mayell's and his family's benefits under our benefit plans.


     If Mr. Mayell's employment had been terminated by us on December 31, 2006, for any reason other than death or Good Cause, or if Mr. Mayell had terminated his employment for Good Reason, we estimate that the value of the payments and benefits described in clauses (a), (b), (c), (d), (e) and (f) above he would have been eligible to receive is as follows: (a) $1,347,434; (b) $781,733; (c) $2,606,641 (d) 1,681,201 shares of our common stock valued at $5,194,911 (which reflects the current value of amounts deferred and reported in previous years);
(e) $-0-; and (f) $117,508, with an aggregate value of $10,048,227. In addition, if such termination followed a change in control, Mr. Mayell may be entitled to a tax "gross up payment" to cover the costs of additional excise taxes. We estimate that payment would be approximately $1,840,755, which would increase the aggregate value to $11,888,982.


     The terms of the DCP require that in case of termination due to disability or retirement, all shares in the deferred compensation account, including unvested shares, will be distributed to the participant. As of December 31, 2006, the value of the 44,183 unvested notional shares in Mr. Mayell's deferred compensation account was $136,525. This would increase total payout from the $10,048,227 noted above to $10,184,752.

     "Good Reason" is generally defined in Mr. Mayell's employment agreement as:

     -    a change in the nature or scope of his duties or responsibilities;

     - any failure by us to pay any form of compensation stated in his employment agreement;

     - requiring him to be based at any office or location 30 miles or more from our current location in Houston, Texas, other than travel reasonably required in the performance of his responsibilities;

     - any purported termination by us of his employment other than due to death or for Good Cause; or

     - any failure by us to require our successor to assume the terms of his employment agreement.

Change of Control

     The terms of the DCP provide that unvested notional shares in the participant's deferred compensation account will immediately vest upon a change in control of the Company. As of December 31, 2006, Mr. Mayell had a total of 44,183 notional shares unvested at a value of $136,525.

EMPLOYMENT AGREEMENT WITH LLOYD V. DELANO

     We have an employment agreement, dated November 5, 1997, with Lloyd V. DeLano, our Senior Vice President and Chief Accounting Officer. The employment agreement is for a term of one year, renewable automatically for six-month terms unless terminated before the expiration of any six-month term. The employment agreement provides for a base salary with annual increases in our discretion. Mr. DeLano's base salary payments were $220,396 in 2006. In addition, the agreement provides for annual bonuses at the discretion of our Board of Directors. Mr. DeLano is also a participant in our Management Well Bonus Plan.

     Termination of Employment Due to Death, Disability or for Cause

     Upon the termination of Mr. DeLano's employment due to his death, disability or for cause, or upon Mr. DeLano's voluntary termination of employment other than for good reason, we will pay him all accrued but unpaid salary, vacation and sick leave benefits through the date of termination.

     Termination of Employment Without Cause

     If we terminate Mr. DeLano's employment without cause, we will pay him (a) all accrued but unpaid salary, vacation and sick leave benefits through the date of termination and (b) his monthly salary for the remainder of the then-existing term of his employment agreement.

     If we had terminated Mr. DeLano's employment on December 31, 2006, without cause, we estimate that the value of the payments and benefits described in clauses (a) and (b) above he would have been eligible to receive is as follows:
(a) $-0-; and (b) $75,000; with an aggregate value of $75,000.

     Termination of Employment for Good Reason

     If Mr. DeLano terminates his employment for good reason, we will pay him
(a) all accrued but unpaid salary, vacation and sick leave benefits through the date of termination and (b) his monthly salary for six months after the date of termination.

     If Mr. DeLano had terminated his employment on December 31, 2006, for good reason, we estimate that the value of the payments and benefits described in clauses (a) and (b) above he would have been eligible to receive is as follows:
(a) $-0-; and (b) $112,500; with an aggregate value of $112,500.

     Voluntary Termination by Mr.DeLano

     If Mr. DeLano terminates his employment voluntarily other than for good reason, we will pay him all accrued but unpaid salary, vacation and sick leave benefits through the date of termination.

     Termination of Employment after a Change of Control

     If we terminate Mr. DeLano's employment within six months after a change of control, we will pay him (a) all accrued but unpaid salary, vacation and sick leave benefits through the date of termination and (b) his monthly salary for 18 months after the date of termination. If we had terminated Mr. DeLano's employment on December 31, 2006 after a change of control, we estimate the value of the payments and benefits described in clauses (a) and (b) above he would have been eligible to receive is (a) $-0-; and (b) $337,500, with an aggregate value of $337,500.

     Under Mr. DeLano's employment agreement, a "change of control" is generally defined as:

     -    acquisition by any person of more than 50% of our common stock;

     - certain changes in the composition of the individuals constituting a majority of the members of the Board of Directors, except for changes approved by the existing Board;

     - a merger or other transaction, unless at least 50% of the voting power of the surviving entity is held by at least 50% of the holders of our voting securities immediately prior to the transaction; or

     -    a sale of more than 50% of our assets.

     Termination by Mr. DeLano for "good reason" is generally defined as:

     - our failure to pay Mr. DeLano in accordance with his employment agreement;

     - our failure to comply with any material provision of his employment agreement; or

     - cancellation of the Management Well Bonus Plan or Mr. DeLano's participation in that plan.

     Termination by us of Mr. DeLano for "cause" is generally defined as:

     -    his conviction of a felony;

     -    his failure or refusal to comply with our policies;

     - his engaging in conduct amounting to fraud, dishonesty, gross negligence, willful misconduct or conduct that is unprofessional, unethical or detrimental to our reputation; or

     -    his failure to perform his duties under his employment agreement.

     Participation by Mr. DeLano in the Management Well Bonus Plan

     If Mr. DeLano's employment is terminated for any reason, he will continue to receive payments under the Management Well Bonus Plan to the extent that we receive revenue from wells that were included in the bonus pool at the time of termination of employment. If Mr. DeLano's employment had terminated on December 31, 2006, we estimate the value of remaining payments to him from the Management Well Bonus Plan to be $681,800 based on PV-10 prices at December 31, 2006.

EMPLOYMENT AGREEMENT WITH ALAN S. PENNINGTON

     We have an employment agreement, dated November 5, 1999, with Alan S. Pennington, our Vice President of Business Development. The employment agreement is for a term of one year, renewable automatically for six-month terms unless terminated before the expiration of any six-month term. The employment agreement provides for a base salary with annual increases in our discretion. Mr. Pennington's base salary payments were $226,284 in 2006. In addition, the agreement provides for annual bonuses at the discretion of our Board of Directors. Mr. Pennington is also a participant in our Management Well Bonus Plan.

     Termination of Employment Due to Death, Disability or for Cause

     Upon the termination of Mr. Pennington's employment due to his death, disability or for cause, or upon Mr. Pennington's voluntary termination of employment other than for good reason, we will pay him all accrued but unpaid salary, vacation and sick leave benefits through the date of termination.

     Termination of Employment Without Cause

     If we terminate Mr. Pennington's employment without cause, we will pay him
(a) all accrued but unpaid salary, vacation and sick leave benefits through the date of termination and (b) his monthly salary for the remainder of the then-existing term of his employment agreement.

     If we had terminated Mr. Pennington's employment on December 31, 2006, without cause, we estimate that the value of the payments and benefits described in clauses (a) and (b) above he would have been eligible to receive is as follows: (a) $-0-; and (b) $72,411; with an aggregate value of $72,411.

     Termination of Employment for Good Reason

     If Mr. Pennington terminates his employment for good reason, we will pay him (a) all accrued but unpaid salary, vacation and sick leave benefits through the date of termination and (b) his monthly salary for six months after the date of termination.

     If Mr. Pennington had terminated his employment on December 31, 2006, for good reason, we estimate that the value of the payments and benefits described in clauses (a) and (b) above he would have been eligible to receive is as follows: (a) $-0-; and (b) $108,616; with an aggregate value of $108,616.

     Voluntary Termination by Mr. Pennington

     If Mr. Pennington terminates his employment voluntarily other than for good reason, we will pay him all accrued but unpaid salary, vacation and sick leave benefits through the date of termination.

     Termination of Employment after a Change of Control

     If we terminate Mr. Pennington's employment within six months after a change of control, we will pay him (a) all accrued but unpaid salary, vacation and sick leave benefits through the date of termination and (b) his monthly salary for 18 months after the date of termination. If we had terminated Mr. Pennington's employment on December 31, 2006 after a change of control, we estimate that the value of the payments and benefits described in clauses (a) and (b) above he would have been eligible to receive is (a) $-0-; and (b) $325,850; with an aggregate value of $325,850.

     Under Mr. Pennington's employment agreement, a "change of control" is generally defined as:

     -    acquisition by any person of more than 50% of our common stock;

     - certain changes in the composition of the individuals constituting a majority of the members of the Board of Directors, except for changes approved by the existing Board;

     - a merger or other transaction, unless at least 50% of the voting power of the surviving entity is held by at least 50% of the holders of our voting securities immediately prior to the transaction; or

     -    a sale of more than 50% of our assets.

     Termination by Mr. Pennington for "good reason" is generally defined as:

     - our failure to pay Mr. Pennington in accordance with his employment agreement;

     - our failure to comply with any material provision of his employment agreement; or

     - cancellation of the Geoscientist Well Bonus Plan or Mr. Pennington's participation in that plan.

     Termination by us of Mr. Pennington for "cause" is generally defined as:

     -    his conviction of a felony;

     -    his failure or refusal to comply with our policies;

     - his engaging in conduct amounting to fraud, dishonesty, gross negligence, willful misconduct or conduct that is unprofessional, unethical or detrimental to our reputation; or

     -    his failure to perform his duties under his employment agreement.

     Participation by Mr. Pennington in the Management Well Bonus Plan

     If Mr. Pennington's employment is terminated for any reason, he will continue to receive payments under the Management Well Bonus Plan to the extent that we receive revenue from wells that were included in the bonus pool at the time of termination of employment. If Mr. Pennington's employment had terminated on December 31, 2006, we estimate the value of remaining payments to him from the Management Well Bonus Plan to be $681,800 based on PV-10 prices at December 31, 2006.

ARRANGEMENT WITH THOMAS J. TOUREK

     We currently have no employment agreement with Thomas J. Tourek, our Senior Vice President of Exploration, who works for us as an independent contractor under an oral arrangement, which can be terminated at any time. In 2006, we paid Mr. Tourek base compensation of $292,878. Mr. Tourek also participates in the Management Well Bonus Plan.

     If Mr. Tourek's oral arrangement is terminated, we would have no obligation to make any further payments to him, including payments under the Management Well Bonus Plan.

                              DIRECTOR COMPENSATION

     The following table summarizes compensation paid to non-employee directors for 2006. Messrs. Reeves and Mayell are the only employee directors and they do not receive any additional compensation for their service on the Board of Directors.

                                                                            Change in
                                                                             Pension
                          Fees                                              Value and
                       Earned or                           Non-Equity     Nonqualified
                        Paid in     Stock     Option     Incentive Plan     Deferred       All Other
                          Cash     Awards   Awards(7)   Compensation(8)   Compensation   Compensation      Total
        Name              ($)        ($)       ($)            ($)           Earnings          ($)           ($)
        ----           ---------   ------   ---------   ---------------   ------------   ------------     -------
E. L. Henry(1)           48,500      --       30,650             --            --              --          79,150
Joe Kares                38,500      --       30,650             --            --         664,514(8)(9)   733,664
Gary A. Messersmith      37,500      --       30,650             --            --         876,515(10)(11) 918,665
James R. Montague(2)     12,375      --           --             --            --              --          12,375
C. Mark Pearson(3)           --      --        1,156             --            --              --           1,156
John B. Simmons(4)       56,000      --       67,425             --            --              --         123,425
David W. Tauber(5)       52,625      --       56,925             --            --              --         109,550
Fenner R. Weller(6)      59,500      --       81,300             --            --              --         140,800

(1) Mr. Henry is a Member of the Board Affairs Committee and is Chairman of the Compensation Committee. Mr. Henry holds options to purchase 15,000 shares of our common stock.

(2) Mr. Montague resigned from the Board of Directors in March 2006; he had been a Member of the Board Affairs Committee and the Compensation Committee.

(3) Dr. Pearson was appointed to the Board of Directors in November 2006 to fill the vacancy created by the resignation of Mr. Montague. He is a Member of the Board Affairs Committee and the Compensation Committee. Dr. Pearson holds options to purchase 15,000 shares of our common stock.

(4) Mr. Simmons is Chairman of the Audit Committee. Mr. Simmons holds options to purchase 45,000 shares of our common stock.

(5) Mr. Tauber is a Member of the Audit Committee and the Board Affairs Committee. Mr. Tauber holds options to purchase 45,000 shares of our common stock.

(6) Mr. Weller is a Member of the Audit Committee and the Compensation Committee. Mr. Weller holds options to purchase 45,000 shares of our common stock.

(7) Option awards are stated as the amount included in 2006 share-based compensation expense for the option awards granted to each named director through the end of fiscal year 2006, including amounts attributable to grants in prior years. See Footnote 1 to the

     Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K for assumptions used in valuing these awards, and the methodology for recognizing the related expense. The expense has been modified in accordance with disclosure rules for this Item 402 of Regulation S-K, to eliminate forfeiture assumptions in computing the expense for the year. There were no actual forfeitures during 2006 by any of the named directors. All options are options to purchase our common stock.

(8) Amounts represent bonus paid under the Management Well Bonus Plan. See "Narrative to Summary Compensation Table -- Well Bonus Plans" for further information.

(9) Represents fees paid to Kares & Cihlar, an accounting firm of which Mr. Kares is a partner. The fees were for accounting services.

(10) Includes $750,515 paid to Mr. Messersmith as a bonus under the Management Well Bonus Plan. See "Narrative to Summary Compensation Table -- Well Bonus Plans" for further information.

(11) Includes a $100,000 payment to Gary A. Messersmith, PC, for corporate management of legal affairs of the Company and representation under a month to month arrangement with the Company. Also includes $26,000 in fees paid to Looper, Reed and McGraw, a law firm of which Mr. Messersmith is a member.

     Each non-employee director of the Company receives an annual retainer, payable in quarterly installments, of $25,000. In addition, each of the chairmen of the Audit Committee, Board Affairs Committee and the Compensation Committee receives annual payments of $10,000, $2,500 and $2,500, respectively. The other members of the Audit Committee receive annual payments of $6,500. Each non-employee director receives $2,500 for each Board of Directors meeting attended in person or $1,000 for each Board of Directors meeting attended telephonically, and $1,000 for each Board of Directors committee meeting attended in person or $500 for each Board of Directors committee meeting attended telephonically. Non-employee directors also are reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

     The Company's 1995 Director Stock Option Plan (the "1995 Director Plan") expired by its terms on December 31, 2005 and no additional stock options may be granted under the plan. Stock options granted prior to the termination of the 1995 Director Plan will remain outstanding until such options have been settled, terminated or forfeited. Under the 1995 Director Plan and the 2006 Non-Employee Directors' Incentive Plan adopted by our shareholders last year, each non-employee director was granted, on the date of his appointment, election, reappointment or re-election as a member of the Board of Directors, an option ("Director Plan Option") to purchase 15,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The duration of each Director Plan Option is five years from the date of grant, and each Director Plan Option may be exercised in whole or in part at any time after the date of grant; provided, however, that the option vests with respect to 25% of the shares of Common Stock covered by such Director Plan Option one year after the date of grant, with respect to an additional 25% of such shares of Common Stock two years after the date of grant, and with respect to the remaining shares of Common Stock three years after the date of grant.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As discussed above, certain components of the compensation of the executive officers of the Company, other than Messrs. Reeves and Mayell, are determined by the Employee Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Reeves and Mayell. Stock-based and other non-cash compensation decisions with respect to the Company's executive officers are made by the full Board of Directors, with each of Messrs. Reeves and Mayell abstaining with respect to matters pertaining to either one of them. For a discussion of certain transactions between the Company and members of the Board of Directors, see "Certain Relationships and Related Transactions" below. In addition, cash compensation decisions during 2006 with respect to Messrs. Reeves and Mayell were made by the full Board of Directors, with each of Messrs. Reeves and Mayell abstaining.

               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information, as of April 16, 2007, with respect to the number and percentage of shares of Common Stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table in this Proxy Statement, and all of our executive officers and directors as a group.

                                                     NUMBER OF SHARES
                      NAME                        BENEFICIALLY OWNED (1)   PERCENT
                      ----                        ----------------------   -------
Joseph A. Reeves, Jr. (2)                                5,487,991           5.8%
Michael J. Mayell (3)                                    5,186,089           5.5%
Lloyd V. DeLano (4)                                         81,696              *
Alan S. Pennington (5)                                      40,072              *
Thomas J. Tourek                                            11,000              *
E. L. Henry (6)                                             13,500              *
Joe E. Kares (7)                                             7,500              *
Gary A. Messersmith (8)                                     30,972              *
C. Mark Pearson                                                 --              *
David W. Tauber (9)                                         29,840              *
John B. Simmons (10)                                        15,000              *
Fenner R. Weller, Jr. (11)                                  61,250              *
All executive officers and directors as a group
   (12 persons) (2), (3), (4), (5), (6), (7),
   (8), (9), (10) and (11)                              10,964,910          11.0%

*    Less than one percent.

(1) Shares of Common Stock which are not outstanding but which can be acquired by a person upon exercise of an option or warrant within sixty days are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Each such person has sole voting and dispositive power for its shares of Common Stock, unless otherwise noted.

(2) Includes 905,864 shares, 714,000 shares and 1,500,000 shares of Common Stock that Mr. Reeves has the right to acquire upon the exercise of the General Partner Warrant, Executive Warrants, and stock options under the Company's stock option plans, respectively. Also includes 1,942,960 vested shares underlying deferred compensation arrangements. Excludes 43,688 unvested shares under deferred compensation arrangements. Mr. Reeves' business address is 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

(3) Includes 905,864 shares, 714,000 shares and 1,500,000 shares of Common Stock that Mr. Mayell has the right to acquire upon the exercise of the General Partner Warrant, Executive Warrants, and stock options under the Company's stock option plans, respectively. Also includes 1,753,540 vested shares underlying deferred compensation arrangements. Excludes 43,688 unvested shares under deferred compensation arrangements. Mr. Mayell's business address is 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

(4) Includes 25,000 shares of Common Stock that Mr. DeLano has the right to acquire upon the exercise of stock options.

(5) Includes 5,000 shares of Common Stock that Mr. Pennington has the right to acquire upon the exercise of stock options.

(6) Includes 7,500 shares of Common Stock that Mr. Henry has the right to acquire upon the exercise of stock options. Excludes 7,500 shares underlying options that are not exercisable within 60 days.

(7) Includes 7,500 shares of Common Stock that Mr. Kares has the right to acquire upon the exercise of stock options. Excludes 7,500 shares of Common Stock that are not exercisable within 60 days.

(8) Includes 7,500 shares of Common Stock that Mr. Messersmith has the right to acquire upon the exercise of stock options. Excludes 7,500 shares of Common Stock that are not exercisable within 60 days.

(9) Includes 22,500 shares of Common Stock that Mr. Tauber has the right to acquire upon the exercise of stock options. Excludes 22,500 shares underlying options that are not exercisable within 60 days.

(10) Includes 15,000 shares of Common Stock that Mr. Simmons has the right to acquire upon the exercise of stock options. Excludes 30,000 shares underlying options that are not exercisable within 60 days.

(11) Includes 18,750 shares of Common Stock that Mr. Weller has the right to acquire upon the exercise of stock options. Excludes 26,250 shares underlying options that are not exercisable within 60 days.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of April 16, 2007, with respect to each shareholder, other than directors and executive officers, known by us to beneficially own more than 5% of the Common Stock.

                                        NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED   PERCENT
------------------------------------   ------------------   -------
Donald Smith & Co. (1)                      8,678,589         9.7%
152 West 57th Street
New York, NY 10019
Dimensional Fund Advisors Inc. (2)          6,493,228         7.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Barclays Global Investors, NA (3)           6,167,182         6.9%

----------
(1) This information is based on information contained in a Schedule 13G filing made by Donald Smith & Co., Inc. with the Securities and Exchange Commission on February 13, 2007. All securities reported in this schedule are owned by advisory clients of Donald Smith & Co., Inc., no one of which, to the knowledge of Donald Smith & Co., Inc., owns more than 5% of the class.

(2) This information is based on information contained in a Schedule 13G filing made by Dimensional Fund Advisors Inc. ("Dimensional") with the Securities and Exchange Commission on February 9, 2007. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over Common Stock held by the Funds. However, all securities reported by Dimensional are owned by the Funds.

(3) This information is based on information contained in a Schedule 13G filing made by Barclays Global Investors, NA, Barclays Global Funds Advisors, Barclays Global Investors, LTD and Barclays Global Investors Japan Trust and Banking Company Limited ("Barclays") with the Securities and Exchange Commission on January 23, 2007. The principal business address of Barclays Global Investors, NA and Barclays Global Funds Advisors is 45 Freemont Street, San Francisco, CA 94105. The principal business address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, England EC3N 4HH. The principal business address of Barclays Global Investors Japan Trust and Banking Company Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTICIPATION INTERESTS

     In the ordinary course of business, we offer participation in exploration prospects to industry partners. Terms of each participation vary depending on the risk and economic conditions existing in the oil and gas industry at the time of grant. In addition, in an effort to provide our executive officers and key employees with additional incentive to identify and develop successful exploratory prospects for the Company, we have adopted a policy of offering to our principal executive officers and key employees responsible for the identification and development of prospects the right to participate in each of the prospects pursued by the Company. Such participation is required to be on the same terms and conditions as the Company and its outside partners and is currently limited in aggregate to an approximate 8% working interest in any prospect.

     Effective January 1, 1994, Messrs. Reeves and Mayell were each granted a 2% net profits interest in the oil and natural gas production from our properties to the extent we acquire a mineral interest therein. The net profits interest for Messrs. Reeves and Mayell applies to all properties on which we expend funds during their employment with the Company. The net profits interests represent real property rights that are not subject to vesting or continued employment with the Company. Messrs. Reeves and Mayell did not participate in the well bonus plans (as described under "Narrative to Summary Compensation Table -- Well Bonus Plans" above) for any particular property to the extent their original 2% net profits interest grant covered such property. See also note 6 under "Summary Compensation Table" above and "Narrative to Summary Compensation Table -- Net Profits Interests" and "- Well Bonus Plans" above.

     During 2006, both Messrs. Reeves and Mayell, either personally or through wholly owned or affiliated corporations, participated as working interest owners in properties of the Company. Under the terms of the operating and other agreements relating to the Company's wells and prospects, the Company, as operator, incurs various expenses relating to the prospect or well that are then billed to the working interest owners. From time to time during 2006, each of Texas Oil Distribution and Development, Inc. ("TODD") and JAR Resources LLC ("JAR") (companies owned by Mr. Reeves) and Sydson Energy, Inc. ("Sydson") (a company owned by Mr. Mayell) were indebted to the Company on the same basis as other working interest owners for certain expenses paid by the Company in respect of their working interest in various prospects and wells in which the Company acted as operator.

     TODD, JAR and Sydson collectively invested approximately $7,743,000 for the year ended December 31, 2006, in oil and natural gas drilling activities for which the Company was the operator. Net amounts due from TODD, JAR and Mr. Reeves were approximately $337,000 as of December 31, 2006. Net amounts due from Sydson and Mr. Mayell were approximately $333,000 as of December 31, 2006.

OTHER

     Joe E. Kares, a member of our Board of Directors, is a partner in the public accounting firm of Kares & Cihlar, which provided the Company and its affiliates with accounting services for the years ended December 31, 2006, 2005 and 2004 and received fees of approximately $227,000, $320,000 and $255,000, respectively. These fees exceeded 5% of the gross revenues of Kares & Cihlar for 2006. The Company believes that these fees were equivalent to the fees that would have been paid to similar firms providing its services in arm's length transactions. Mr. Kares also participated in the well bonus plans pursuant to which he was paid approximately $438,000 during 2006, $464,000 during 2005 and $298,000 during 2004.

     Mr. Gary A. Messersmith, a member of our Board of Directors, is currently a Member of the law firm of Looper, Reed and McGraw in Houston, Texas, which provided legal services for the Company for the years ended December 31, 2006, 2005 and 2004, and received fees of approximately $26,000, $19,000 and $12,000, respectively. Management believes that such fees were equivalent to fees that would have been paid to similar firms providing such services in arm's length transactions. In addition, the Company pays Gary A. Messersmith, PC $8,333 per month relating to his services provided to the Company. Mr. Messersmith also participated in the Management Plan, pursuant to which he was paid approximately $751,000 during 2006, $702,000 during 2005 and $688,000 during 2004.

     Mr. Joseph A. Reeves, Jr., an officer and Director of Meridian, has two relatives currently employed by the Company. J. Drew Reeves, his son, is a staff member in the Land Department. He has a Masters degree in Business Administration from Louisiana State University and was employed as a Landman for the firm of Land Management LLC in Metairie, Louisiana, prior to joining Meridian in 2003. Mr. Drew Reeves was paid $146,000, $100,000 and $80,000 for the years 2006, 2005 and 2004, respectively. Jeff Robinson is the son-in-law of Joseph A. Reeves, Jr. and is employed as the Manager of the Company's Information Technology Department and has been paid $150,000, $111,000 and $101,000 for the years 2006, 2005 and 2004, respectively. Mr. Robinson earned his undergraduate degree in MIS from Auburn University and was employed by BSI Consulting for five years prior to joining Meridian in 2003. J. Todd Reeves, a previous partner in the law firm of Creighton, Richards, Higdon and Reeves in Covington, Louisiana, is the son of Joseph A. Reeves, Jr. This law firm provided legal services for the Company for the years ended December 31, 2005 and 2004, and received fees of approximately $32,000 and $67,000, respectively. Currently he is a partner in the law firm of J. Todd Reeves and Associates, and is providing legal services to the Company and received fees of approximately $337,000 in 2006 and $100,000 in 2005. Such fees exceeded 5% of the gross revenues for these firms for those respective years. Management believes that such fees were equivalent to fees that would have been paid to similar firms providing such services in arm's length transactions.

     Michael W. Mayell, the son of Michael J. Mayell, an officer and Director of Meridian, is a staff member in the Production Department, and was paid $114,000, $79,000 and $60,000 for the years 2006, 2005 and 2004, respectively. James T. Bond, former Director of Meridian, is the father-in-law of Michael J. Mayell, and has provided consultant services to the Company and received fees in the amount of $155,000, $175,000 and $124,000 for the years 2006, 2005 and 2004, respectively.

REVIEW POLICY

     Our Board of Directors has not adopted any specific policies or procedures for the review, approval or ratification of transactions between the Company and related persons.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     BDO Seidman, LLP served as our principal independent registered public accounting firm for the fiscal year ended December 31, 2006. BDO Seidman, LLP's engagement to conduct the audit of the Company for the fiscal year ended December 31, 2007 was approved by the Audit Committee. A representative of BDO Seidman, LLP will attend the Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

                                   AUDIT FEES

     The following table presents fees for the review and annual audits of the Company's consolidated financial statements for 2006 and 2005 provided by BDO Seidman, LLP for the fiscal years ended December 31, 2006 and December 31, 2005. We have not paid any other professional fees to BDO Seidman, LLP except for the fees relating to the review and annual audits.

                                                                2006      2005
                                                             --------   --------
Audit Fees................................................   $624,296   $628,629

     Either the Audit Committee or the Chairman of the Audit Committee approved all engagements of the independent accountants in advance, except with respect to the appointment of the independent audit firm, which is made by the Audit Committee. In the event the Audit Committee Chairman approves any such engagement, he discusses such approval with the Audit Committee at its next meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by the regulations promulgated under
Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 2006, through December 31, 2006, all officers, directors and greater than ten-percent shareholders of the Company were in compliance with applicable filing requirements, except for C. Mark Pearson, one of our directors, whose Form 3 was filed six days late.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Meeting by others. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the Company's 2008 Annual Meeting of Shareholders (the "2008 Annual Meeting") must be received by the Company no later than January 3, 2008, in order to be eligible for inclusion in the Company's Proxy Statement and proxy used in connection with the 2008 Annual Meeting. Shareholder proposals as to which the Company receives notice that are proposed to be brought before the 2008 Annual Meeting (outside the process of the SEC's rule on shareholder proposals) will be considered not properly brought before the meeting, and will be out of order, unless the Company receives the notice as to that matter prior to March 23, 2008.

                  By order of the Company's Board of Directors

                              Joseph A. Reeves, Jr.
                            Chairman of the Board and
                             Chief Executive Officer

April 30, 2007

                                                                       EXHIBIT A

                        THE MERIDIAN RESOURCE CORPORATION
                          2007 LONG-TERM INCENTIVE PLAN

                        THE MERIDIAN RESOURCE CORPORATION
                          2007 LONG-TERM INCENTIVE PLAN

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION
   1.1     Establishment...................................................    1
   1.2     Purpose of the Plan.............................................    1
   1.3     Duration of the Plan............................................    1

ARTICLE II DEFINITIONS
   2.1     Affiliate.......................................................    1
   2.2     Award...........................................................    1
   2.3     Award Agreement.................................................    1
   2.4     Board...........................................................    2
   2.5     Code............................................................    2
   2.6     Committee.......................................................    2
   2.7     Company.........................................................    2
   2.8     Corporate Change................................................    2
   2.9     Disability......................................................    2
   2.10    Dividend Equivalent.............................................    2
   2.11    Effective Date..................................................    2
   2.12    Employee........................................................    2
   2.13    Fair Market Value...............................................    2
   2.14    Fiscal Year.....................................................    2
   2.15    Holder..........................................................    2
   2.16    ISO.............................................................    2
   2.17    Minimum Statutory Tax Withholding Obligation....................    2
   2.18    NSO.............................................................    3
   2.19    Option..........................................................    3
   2.20    Optionee........................................................    3
   2.21    Option Price....................................................    3
   2.22    Parent Corporation..............................................    3
   2.23    Performance Goals...............................................    3
   2.24    Performance Stock Award.........................................    3
   2.25    Performance Unit Award..........................................    3
   2.26    Period of Restriction...........................................    3
   2.27    Plan............................................................    3
   2.28    Restricted Stock................................................    3
   2.29    Restricted Stock Award..........................................    3
   2.30    RSU.............................................................    3
   2.31    RSU Award.......................................................    3
   2.32    SAR.............................................................    3
   2.33    Section 409A....................................................    3
   2.34    Stock...........................................................    3
   2.35    Subsidiary Corporation..........................................    4
   2.36    Substantial Risk of Forfeiture..................................    4
   2.37    Ten Percent Stockholder.........................................    4
   2.38    Termination of Employment.......................................    4


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
ARTICLE III ELIGIBILITY AND PARTICIPATION
   3.1     Eligibility.....................................................    4
   3.2     Participation...................................................    4

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS
   4.1     Authority to Grant Awards.......................................    4
   4.2     Dedicated Shares; Maximum Awards................................    4
   4.3     Shares That Count Against Limit.................................    5
   4.4     Non-Transferability.............................................    5
   4.5     Requirements of Law.............................................    6
   4.6     Changes in the Company's Capital Structure......................    6
   4.7     Election Under Section 83(b) of the Code........................    9
   4.8     Forfeiture Events...............................................    9
   4.9     Award Agreements................................................    9
   4.10    Amendments of Award Agreements..................................    9
   4.11    Rights as Stockholder...........................................    9
   4.12    Issuance of Shares of Stock.....................................    9
   4.13    Restrictions on Stock Received..................................    9
   4.14    Compliance With Section 409A....................................   10

ARTICLE V OPTIONS
   5.1     Authority to Grant Options......................................   10
   5.2     Type of Options Available.......................................   10
   5.3     Option Agreement................................................   10
   5.4     Option Price....................................................   10
   5.5     Duration of Option..............................................   10
   5.6     Amount Exercisable..............................................   10
   5.7     Exercise of Option..............................................   10
   5.8     Notification of Disqualifying Disposition.......................   11
   5.9     No Rights as Stockholder........................................   11
   5.10    $100,000 Limitation on ISOs.....................................   11

ARTICLE VI STOCK APPRECIATION RIGHTS
   6.1     Authority to Grant SAR Awards...................................   11
   6.2     General Terms...................................................   11
   6.3     SAR Agreement...................................................   12
   6.4     Term of SAR.....................................................   12
   6.5     Exercise of SAR.................................................   12
   6.6     Payment of SAR Amount...........................................   12
   6.7     Termination of Employment.......................................   12

ARTICLE VII RESTRICTED STOCK AWARDS
   7.1     Restricted Stock Awards.........................................   12
   7.2     Restricted Stock Award Agreement................................   13
   7.3     Holder's Rights as Stockholder..................................   13

ARTICLE VIII RESTRICTED STOCK UNIT AWARDS
   8.1     Authority to Grant RSU Awards...................................   13
   8.2     RSU Award.......................................................   13


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
   8.3     RSU Award Agreement.............................................   13
   8.4     Dividend Equivalents............................................   13
   8.5     Form of Payment Under RSU Award.................................   13
   8.6     Time of Payment Under RSU Award.................................   13

ARTICLE IX PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS
   9.1     Authority to Grant Performance Stock Awards and Performance
           Unit Awards.....................................................   14
   9.2     Performance Goals...............................................   14
   9.3     Time of Establishment of Performance Goals......................   15
   9.4     Written Agreement...............................................   15
   9.5     Form of Payment Under Performance Unit Award....................   15
   9.6     Time of Payment Under Performance Unit Award....................   15
   9.7     Holder's Rights as Stockholder With Respect to a Performance
           Stock Award.....................................................   15
   9.8     Increases Prohibited............................................   15
   9.9     Stockholder Approval............................................   15
   9.10    Dividend Equivalents............................................   15

ARTICLE X SUBSTITUTION AWARDS

ARTICLE XI ADMINISTRATION
   11.1    Awards..........................................................   16
   11.2    Authority of the Committee......................................   16
   11.3    Decisions Binding...............................................   17
   11.4    No Liability....................................................   17

ARTICLE XII AMENDMENT OR TERMINATION OF PLAN
   12.1    Amendment, Modification, Suspension, and Termination............   17
   12.2    Awards Previously Granted.......................................   17

ARTICLE XIII MISCELLANEOUS
   13.1    Unfunded Plan/No Establishment of a Trust Fund..................   17
   13.2    No Employment Obligation........................................   17
   13.3    Tax Withholding.................................................   18
   13.4    Gender and Number...............................................   18
   13.5    Severability....................................................   18
   13.6    Headings........................................................   18
   13.7    Other Compensation Plans........................................   18
   13.8    Other Awards....................................................   19
   13.9    Successors......................................................   19
   13.10   Law Limitations/Governmental Approvals..........................   19
   13.11   Delivery of Title...............................................   19
   13.12   Inability to Obtain Authority...................................   19
   13.13   Investment Representations......................................   19
   13.14   Persons Residing Outside of the United States...................   19
   13.15   Governing Law...................................................   19

                        THE MERIDIAN RESOURCE CORPORATION
                          2007 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                       ESTABLISHMENT, PURPOSE AND DURATION

     1.1 ESTABLISHMENT. The Company hereby establishes an incentive compensation plan, to be known as "The Meridian Resource Corporation 2007 Long-Term Incentive Plan," as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the "Effective Date").

     1.2 PURPOSE OF THE PLAN. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those Employees who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company or its Affiliates.

     1.3 DURATION OF THE PLAN. The Plan shall continue indefinitely until it is terminated pursuant to Section 12.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

                                   ARTICLE II

                                   DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

     2.1 "AFFILIATE" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

     2.2 "AWARD" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards, in each case subject to the terms and provisions of the Plan.

     2.3 "AWARD AGREEMENT" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

     2.4 "BOARD" means the board of directors of the Company.

     2.5 "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

     2.6 "COMMITTEE" means the Compensation Committee of the Board.

     2.7 "COMPANY" means The Meridian Resource Corporation, a Texas corporation, or any successor (by reincorporation, merger or otherwise).

     2.8 "CORPORATE CHANGE" shall have the meaning ascribed to that term in
Section 4.6(c).

     2.9 "DISABILITY" means, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

     2.10 "DIVIDEND EQUIVALENT" means a payment equivalent in amount to dividends paid to the Company's stockholders.

     2.11 "EFFECTIVE DATE" shall have the meaning ascribed to that term in
Section 1.1.

     2.12 "EMPLOYEE" means a person employed by the Company or any Affiliate as a common law employee.

     2.13 "FAIR MARKET VALUE" of the Stock as of any particular date means (a) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (b) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (1) if the Stock is not so traded,
(2) if no closing price or bid and asked prices for the Stock was so reported on that date or (3) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

     2.14 "FISCAL YEAR" means the Company's fiscal year.

     2.15 "HOLDER" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

     2.16 "ISO" means an Option that is intended to be an "incentive stock option" that satisfies the requirements of section 422 of the Code.

     2.17 "MINIMUM STATUTORY TAX WITHHOLDING OBLIGATION" means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.


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     2.18 "NSO" means an Option that is intended to be a "nonqualified stock option" that does not satisfy the requirements of section 422 of the Code.

     2.19 "OPTION" means an option to purchase Stock granted pursuant to Article V.

     2.20 "OPTIONEE" means a person who has been granted an Option or any other person who is entitled to exercise an Option under the Plan.

     2.21 "OPTION PRICE" shall have the meaning ascribed to that term in Section 5.4.

     2.22 "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.23 "PERFORMANCE GOALS" means one or more of the criteria described in
Section 9.2 on which the performance goals applicable to an Award are based.

     2.24 "PERFORMANCE STOCK AWARD" means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

     2.25 "PERFORMANCE UNIT AWARD" means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

     2.26 "PERIOD OF RESTRICTION" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

     2.27 "PLAN" means The Meridian Resource Corporation 2007 Long-Term Incentive Plan, as set forth in this document as it may be amended from time to time.

     2.28 "RESTRICTED STOCK" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

     2.29 "RESTRICTED STOCK AWARD" means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

     2.30 "RSU" means a restricted stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

     2.31 "RSU AWARD" means an Award granted pursuant to Article VIII.

     2.32 "SAR" means a stock appreciation right granted under the Plan pursuant to Article VI.

     2.33 "SECTION 409A" means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

     2.34 "STOCK" means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company's stockholders).


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     2.35 "SUBSIDIARY CORPORATION" means any corporation (other than the
Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.36 "SUBSTANTIAL RISK OF FORFEITURE" shall have the meaning ascribed to that term in Section 409A.

     2.37 "TEN PERCENT STOCKHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

     2.38 "TERMINATION OF EMPLOYMENT" means, in the case of an Award other than an ISO, the termination of the Award recipient's employment relationship with the Company and all Affiliates. "Termination of Employment" means, in the case of an ISO, the termination of the Employee's employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan are key Employees of the Company or an Affiliate. Awards other than ISOs, Performance Stock Awards or Performance Units Awards may also be granted to a person who is expected to become a key Employee within six months.

     3.2 PARTICIPATION. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

                                   ARTICLE IV

                      GENERAL PROVISIONS RELATING TO AWARDS

     4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant Awards to those key Employees and other eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

     4.2 DEDICATED SHARES; MAXIMUM AWARDS.

     (a) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 4,000,000.

     (b) The aggregate number of shares of Stock with respect to which full value awards (awards of Stock under the Plan which are not Options or SARs) may be granted under the Plan is 2,000,000.

     (c) The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is 200,000.

     (d) The maximum number of shares of Stock with respect to which NSOs may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $10,000,000.

     (e) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.

4.3  SHARES THAT COUNT AGAINST LIMIT.

     (a) If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

     (b) If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

     (c) To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

     (d) When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

     4.4 NON-TRANSFERABILITY. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.4 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee's heirs or estate.

     4.5 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.6  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

          (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Section 4.10 prohibiting repricing) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.


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          (c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

               (1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

               (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

               (3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate

          Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

               (4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

               (5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

          In effecting one or more of the alternatives set out in paragraphs
     (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

          (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this
     Section 4.6, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

          (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

          (f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

     4.7 ELECTION UNDER SECTION 83(B) OF THE CODE. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

     4.8 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

     4.9 AWARD AGREEMENTS. Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

     4.10 AMENDMENTS OF AWARD AGREEMENTS. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.6(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

     4.11 RIGHTS AS STOCKHOLDER. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU or a Performance Unit Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.6, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

     4.12 ISSUANCE OF SHARES OF STOCK. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

     4.13 RESTRICTIONS ON STOCK RECEIVED. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

     4.14 COMPLIANCE WITH SECTION 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

                                    ARTICLE V

                                     OPTIONS

     5.1 AUTHORITY TO GRANT OPTIONS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

     5.2 TYPE OF OPTIONS AVAILABLE. Options granted under the Plan may be NSOs or ISOs.

     5.3 OPTION AGREEMENT. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of Section
5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

     5.4 OPTION PRICE. The price at which shares of Stock may be purchased under an Option (the "Option Price") shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

     5.5 DURATION OF OPTION. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder's Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

     5.6 AMOUNT EXERCISABLE. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

     5.7  EXERCISE OF OPTION.

          (a) General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which any certificate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

          (b) Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

     5.8 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Optionee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

     5.9 NO RIGHTS AS STOCKHOLDER. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.6, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

     5.10 $100,000 LIMITATION ON ISOS. To the extent that the aggregate Fair Market Value of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the "Fair Market Value" of the Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

                                   ARTICLE VI

                            STOCK APPRECIATION RIGHTS

     6.1 AUTHORITY TO GRANT SAR AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     6.2 GENERAL TERMS. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

     6.3 SAR AGREEMENT. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

     6.4 TERM OF SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

     6.5 EXERCISE OF SAR. Subject to the terms and provisions of the Plan and the applicable Award Agreement, SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the SAR is to be exercised and (3) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, a SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

     6.6 PAYMENT OF SAR AMOUNT. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     6.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

                                  ARTICLE VII

                             RESTRICTED STOCK AWARDS

     7.1 RESTRICTED STOCK AWARDS. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

     7.2 RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

     7.3 HOLDER'S RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

                                  ARTICLE VIII

                          RESTRICTED STOCK UNIT AWARDS

     8.1 AUTHORITY TO GRANT RSU AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

     8.2 RSU AWARD. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

     8.3 RSU AWARD AGREEMENT. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

     8.4 DIVIDEND EQUIVALENTS. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

     8.5 FORM OF PAYMENT UNDER RSU AWARD. Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

     8.6 TIME OF PAYMENT UNDER RSU AWARD. A Holder's payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half

(2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

                                   ARTICLE IX

                          PERFORMANCE STOCK AWARDS AND
                             PERFORMANCE UNIT AWARDS

     9.1 AUTHORITY TO GRANT PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award and Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Stock Awards or Performance Unit Awards, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

     9.2 PERFORMANCE GOALS. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer). Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee's discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Stock Awards or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

     9.3 TIME OF ESTABLISHMENT OF PERFORMANCE GOALS. A Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or
(b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

     9.4 WRITTEN AGREEMENT. Each Performance Stock Award and Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

     9.5 FORM OF PAYMENT UNDER PERFORMANCE UNIT AWARD. Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder's Award Agreement.

     9.6 TIME OF PAYMENT UNDER PERFORMANCE UNIT AWARD. A Holder's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

     9.7 HOLDER'S RIGHTS AS STOCKHOLDER WITH RESPECT TO A PERFORMANCE STOCK AWARD. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

     9.8 INCREASES PROHIBITED. None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock Award or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation Section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

     9.9 STOCKHOLDER APPROVAL. No payments of Stock or cash will be made pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation Section 1.162-27(e)(4) are satisfied.

     9.10 DIVIDEND EQUIVALENTS. An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

                                   ARTICLE X

                               SUBSTITUTION AWARDS

     Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

                                   ARTICLE XI

                                 ADMINISTRATION

     11.1 AWARDS. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

     11.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan (including, but not limited to, the provisions of Section 4.10 which prohibit repricing); (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

     The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 11.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

     11.3 DECISIONS BINDING. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.

     11.4 NO LIABILITY. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, the Committee's or the Board's roles in connection with the Plan.

                                  ARTICLE XII

                        AMENDMENT OR TERMINATION OF PLAN

     12.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. Subject to
Section 12.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.6, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

     12.2 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 UNFUNDED PLAN/NO ESTABLISHMENT OF A TRUST FUND. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     13.2 NO EMPLOYMENT OBLIGATION. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment at any time or for any reason not prohibited by law.

     13.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company's or the Affiliate's Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder's right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

     13.4 GENDER AND NUMBER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     13.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.6 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

     13.7 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the

Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

     13.8 OTHER AWARDS. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

     13.9 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     13.10 LAW LIMITATIONS/GOVERNMENTAL APPROVALS. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.11 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     13.12 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

     13.13 INVESTMENT REPRESENTATIONS. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

     13.14 PERSONS RESIDING OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable -- any subplans and modifications to Plan terms and procedures established under this Section 13.14 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

     13.15 GOVERNING LAW. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

                        THE MERIDIAN RESOURCE CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of The Meridian Resource Corporation, a Texas corporation (the "Company"), hereby constitutes and appoints Joseph A. Reeves, Jr. and Michael J. Mayell, and each of them, his true and lawful agents and proxies, as proxies, with full power of substitution in each, to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held June 21, 2007, and at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated April 30, 2007.

                (Continued and to be signed on the reverse side)

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                        THE MERIDIAN RESOURCE CORPORATION

                                  JUNE 21, 2007

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

     Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. [X]

1. Election of three Class II Directors and one Class I Director

Nominees:

E.L. Henry (Class II)
Joe E. Kares (Class II)
Gary A. Messersmith (Class II)
C. Mark Pearson (Class I)

[ ]  FOR ALL NOMINEES

[ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ]  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

2. Approval of The Meridian Resources Corporation 2007 Long-Term Incentive Plan

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN

3. Approval of material terms of the performance criteria for performance awards under The Meridian Resources Corporation 2007 Long-Term Incentive Plan

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]


Signature of Shareholder                          Date:
                         ----------------------         ------------------------


Signature of Shareholder                          Date:
                         ----------------------         ------------------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.